Exhibit 10.5

1401OCEAN AVENUE SANTA MONICA, CALIFORNIA

MANI BROTHERS PORTOFINO PLAZA (DE), LLC,

a Delaware limited liability company as Landlord

and

TRUECAR, INC.,

a Delaware corporation

as Tenant

TrueCar

1401 Ocean

July 10, 2014

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA

OFFICE LEASE

In consideration of the rents and covenants hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises upon the terms and conditions of this OFFICE LEASE ("Lease"), dated as of the date set forth below in Section 1 of the Summary of Basic Lease Information ("Summary"), made by and between MANI BROTHERS PORTOFINO PLAZA (DE), LLC, a Delaware limited liability company ("Landlord"), and TRUECAR, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

Terms of Lease	Description

1. Date:	July 10, 2014

2. Premises
(Article 1).

Building:	1401 Ocean Avenue, Santa Monica, CA.

Premises:

Suite 200 covering  approximately 16,681 rentable square feet of space, located on the second (2nd) floor of the Building ("Suite 200"), as further set forth in Exhibit "A" attached hereto. The Premises shall be expanded by 1,331 rentable square feet of space to include the 1st Floor Expansion Space and 15,668 rentable square feet of space to include the 3rd Floor Expansion Spaces as set forth in Section 2.8 below.

3. Lease Term
(Article 2).

Length of Term:

For Suite 200, the Term shall be approximately fifteen (15) years from the Rent Commencement Date. The 1st Floor Expansion Space and the 3rd Floor Expansion Spaces shall have a Term of approximately ten (10) years, as further set forth in Section 2.8 below.

Lease Commencement Date:	The date Landlord delivers possession of Suite 200 to Tenant with the Landlord's Work completed. Landlord shall not deliver possession of Suite 200 prior to January 1, 2015.

Rent Commencement Date:

With respect to Suite 200, the Rent Commencement Date shall be the date which is thirty (30) days after the later of (i) the date Landlord delivers possession of Suite 200 and the 3rd Floor Expansion Space for Phase 1 to Tenant with the Landlord's Work completed; or (ii) January 1,  2015.

Lease Expiration Date:

The Lease Expiration Date for Suite 200 shall be the last day of the one hundred eightieth (1801h) month after the Rent Commencement Date occurs, estimated to be January 31, 2030.   With respect to the Expansion Spaces, the Term shall expire on the Expansion Space Lease Expiration Date as set forth in Section 2.8.3 below.

4. Base Rent
(Article 3):

Months	Initial Annual Base Rent	Initial Monthly Installment of Base Rent*	Initial Monthly Rental Rate per Rentable Square Foot
1-180	$1,231,057.80	$102,588.15	$6.15'

*The initial Base Rent above corresponds to Suite 200 only. The Base Rent shall increase pursuant to Section 2.8 and Section 3.1 below.

5. Base Year
(Article 4):	Calendar Year 2015.

6. Tenant's Share
(Article 4):	Approximately 69.17%, which includes Suite 200, the 1st Floor Expansion Space and the 3rd Floor Expansion Spaces. The Building square footage is approximately 48,691 rentable square feet.

7. Permitted Use
(Article 5):	General office use.

8. Letter of Credit
(Article 21):	Pursuant to Article 21 below, the initial Commitment Fee Amount shall be $3,500,000.

9. Parking Ratio
(Article 28):

Pursuant to Article 28 below, Tenant shall have the right, but not the obligation  to rent,  at prevailing Building rates, up to one hundred one (101) unreserved parking spaces in the Building's parking facility. Provided spaces are available in the Building's parking facility, Tenant shall have the right to rent additional parking spaces at prevailing rates on a month-to-month basis.

10. Address of Tenant
(Section 29.18):	Prior to Lease Commencement Date:

TrueCar, Inc.
120 Broadway, Suite 200
Santa Monica, CA 90401
Attention: General Counsel

After Lease Commencement Date:

TrueCar, Inc.
1401 Ocean Avenue
Suite 200
Santa Monica, CA 90401
Attention: General Counsel

11. Address of Landlord
(Section 29.18):	See Section 29.18 of this Lease.

12. Broker(s)
(Section 29.24):	Cushman & Wakefield of California, Inc., as Tenant's broker and Camacho Commercial Real Estate Services, as Landlord's broker.

13. Tenant Improvements
(Exhibit "B"):	See Work Letter attached hereto and made a part hereof as Exhibit "B" of this Lease.

14. Landlord's Work
(Exhibit "B-1"):	See Work Letter attached hereto and made a part hereof as Exhibit "B-1" of this Lease.

ARTICLE  1.    PREMISES, BUILDING, PROJECT AND COMMON AREAS

1.1The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises set forth in Section 2 of the Summary, together with all rights, privileges, access to Premises through parking easements and appurtenances belonging or in any way pertaining thereto ("Premises"). The outline of the Premises is set forth in Exhibit "A" and Exhibit "A-1" attached hereto and made a part hereof. Each floor of the Premises has the number of rentable square feet as set forth in Section 2 of the Summary. The parties hereto agree that this Lease of the Premises is made upon and subject to the terms, covenants and conditions herein set forth. Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by them to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto acknowledge that the purpose of Exhibit "A" and Exhibit "A-1" is to show only the approximate location of the Premises in the "Building," as that term is defined in Section 2 of the Summary.  Exhibit "A" and Exhibit "A-1" are not meant to constitute an agreement, representation or warranty about the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.3 below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.2 below. Except as specifically set forth in this Lease or in the Work Letter attached hereto and made a part of this Lease as Exhibit "B," Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease or the Work Letter. Tenant shall accept the Premises in their presently existing "AS-IS" condition, subject to the provisions of Article 7 of the Lease and the provisions of the Work Letter.

1.2The Building and the Project.  The Premises are a part of the building set forth in Section 2 of the Summary ("Building"). The term "Project," as used in this Lease, shall mean (i) the Building and the "Common Areas" as the quoted term is defined below, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.3Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Building, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas").  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable non-discriminatory rules, regulations and restrictions as Landlord may make from time to time. So long as Tenant has access to and use of the Premises for the Permitted Use, Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. Notwithstanding the above, Landlord shall use its commercially reasonable efforts to carry out any changes to the Common Areas so as not to materially impair Tenant's ability to conduct its business at the Premises or Tenant's use of the Exterior Decks.

1.4Right to Change. Landlord shall have  the right, in its sole business judgment, from time to time during the Term, as extended, to alter the size,  quality, and character of the Common Areas, leasable area, tenant mix of the Building, as well as the legal uses to which the Building may be put and Tenant hereby specifically acknowledges and agrees that this Lease contains no restrictive covenants upon Landlord and that this Lease does not and shall not be deemed to contain any representation by Landlord that any particular tenant or type of tenant shall occupy or continue to occupy premises in the Building during this Term. Landlord shall use its commercially reasonable efforts to carry out any changes so as not to materially impair Tenant's ability to conduct its business at the Premises or Tenant's use of the Exterior Decks. Notwithstanding the foregoing, Landlord shall not have the right to make a change which (i) discontinues a general office use in the Project, or (ii) prevents Tenant from accessing the Premises or the Exterior Decks.

1.5Verification of Rentable Square  Feet and Usable Square Feet of Premises.  For purposes of this Lease, "rentable square feet" and "usable square feet" of the Premises shall be calculated using "BOMA" standards as a guideline, provided that the rentable square footage of the Building shall include all of (and, therefore the rentable square footage of the Premises shall include a portion of) the Common Areas,  and provided further that notwithstanding anything to the contrary set forth in this Section 1.5, the rentable square footage of the Premises,  as measured pursuant to the above provisions of this Section 1.5, shall be equal to the product of the usable square footage of the Premises measured using "BOMA" standards as a guideline multiplied by the Building factor.  If the rentable square feet of the Premises, and/or the total rentable square feet of the Building is remeasured by Landlord and as a result thereof the rentable square footages of the Premises and/or the Building are different from the rentable square footages set forth in Sections 2 and 6 of the Summary, respectively, then the rentable square footages of the Premises and the Building, as the case may be, shall be appropriately adjusted as of the date of such remeasurement, based upon the written verification by Landlord's space planner of such revised rentable square footages; provided,  however,  in no event shall the amounts,  percentages and figures appearing or referred to in this Lease based upon such rentable square footages (including,  the amount of the Base Rent, Additional Rent with respect to Direct Expenses and the Letter of Credit), be modified or adjusted as a result of any such remeasurement by Landlord during the initial Term or the Extension Term.

1.6Patios, Balconies and Roof Deck.  Tenant shall have the exclusive right to use those certain patios and balconies attached to the Premises as well as a portion of the roof set forth on "Exhibit A-4" (collectively the "Exterior Decks") on the terms and conditions set forth herein and subject to all limitations and restrictions on use of the Premises in this Lease.  Tenant shall have the right to make improvements to the Exterior Decks with Landlord's prior written approval, which approval shall not be unreasonably withheld,  conditioned or delayed (collectively, the "Exterior Deck Improvements").  Tenant may, however, without Landlord's consent, place furniture and plants (collectively,  "Exterior Furniture") of Tenant's choosing on the Exterior Decks, provided the same do not adversely affect the exterior appearance of the Building in Landlord's reasonable determination. On or before the expiration or earlier termination of this Lease (or on the expiration or earlier termination of the Lease with respect to the portions of the 3rd Floor Expansion Space connected to the Exterior Decks), Tenant shall, at its sole cost and expense, surrender any applicable Exterior Decks, remove all Exterior Furniture and repair any damage caused by the removal of the same.  Landlord shall be responsible to maintain the structural portions of the Exterior Decks; unless caused by the negligence or willful misconduct of Tenant or work performed by or on behalf of Tenant. Tenant shall be responsible to maintain the Exterior Deck Improvements (if made by Tenant) and shall keep the Exterior Decks (exclusive of the portion of the roof set forth on "Exhibit A-4" if no improvements are made by Tenant to said portion of the roof) in good order,  repair and condition and with regards to the patio and balcony portions of the Exterior Decks, in the same repair and condition as received, however ordinary wear and tear during the Term shall be excepted.  Tenant shall responsible for the cleaning and janitorial  services for the Exterior Decks, exclusive of the portion of the roof if no improvements are made by Tenant. In the event Tenant is required to obtain government approval for any improvements to the Exterior Decks, Landlord shall cooperate with Tenant in submitting any applications required in connection with such approval.  Notwithstanding anything to the contrary contained herein, Tenant shall construct the Exterior Deck Improvements (if any) in accordance with the Work Letter attached to this Lease as Exhibit "B."

1.7Tenant's Right to Verify the Square Footage.    Within  sixty (60) days following the Lease Commencement Date, Tenant shall have the right, in its sole discretion and at Tenant's sole cost and expense,  to hire a qualified  consultant,  selected by Tenant  and reasonably approved by Landlord, experienced in calculating rentable and usable square footages using the BOMA guidelines initially used in measuring the Building to verify the square footage of the Premises. If Tenant elects not to verify the square footage of the Premises within such 60-day period, Tenant shall be deemed to have accepted Landlord's square footages, as set forth in Section 2 of the Summary. If Tenant exercises its right to verify the square footage of the Premises and Tenant's results are substantially different than those set forth in Section 2 of the Summary, Tenant will notify Landlord of such discrepancy and deliver copies of all of Tenant's calculations to Landlord ("Tenant's Calculation Notice"). For a period of thirty (30) days after Landlord's receipt of Tenant's Calculation Notice, Landlord's consultant (which shall be paid for by Landlord) and Tenant's consultant shall use good-faith efforts to work together to verify the square footages of the Premises.  If both Landlord's consultant and Tenant's consultant are unable to agree upon the square footages of the Premises pursuant to the guidelines set forth in Section 1.5 above, Landlord and Tenant agree to hire a third consultant, experienced in calculating square footages using the BOMA guidelines initially used in measuring the Building and the determination of such consultant shall be binding upon Landlord and Tenant, with all costs associated with such third consultant being shared equally.

ARTICLE  2.      LEASE TERM

2.1Lease Term.  The  term  of  this  Lease  ("Term")  shall  commence  on  the  Rent Commencement Date ("Rent Commencement Date") and shall expire on the Lease Expiration Date ("Lease Expiration Date"), as set forth in Section 3 of the Summary.

2.1.1Rent for the Premises shall begin to accrue and Tenant shall commence to pay Rent for the Premises on the Rent Commencement Date.

2.1.2For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during this Term. At any time during the first twelve (12) months of the Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit "C," attached hereto and made a part hereof, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord, or issue any factual corrections, within five (5) business days after Tenant's receipt thereof.

2.2Option Term.    Tenant shall have the right, to be exercised as hereinafter provided, to extend the Term of this Lease for one (1) renewal period (such period being herein called an "Extension Term") of five (5) years upon the following terms and conditions:

(a)There has been no more than two (2) occurrences, beyond any and all applicable notice and cure periods, of any monetary default set forth in Section 19.1.1 of this Lease during the Term;

(b)Base Rent for the Premises shall be the number of square feet therein (the same to be measured as set forth in Section 1.5 above) multiplied by (i) the prevailing market rate which other landlords on Ocean Avenue, Santa Monica ("Area") are obtaining from tenants for comparable space in other comparable Class "A" general office buildings in the Area for a five (5) year term;

(c)That Tenant shall have notified Landlord in writing, no earlier than eighteen (18) months and no later than twelve (12) months prior to the expiration of the Term, of Tenant's election to exercise such right to extend the Term, otherwise said right and any subsequent options to extend shall be null and void. Tenant's failure to notify Landlord during the time period set forth above shall be deemed to constitute Tenant's waiver of its extension right hereunder; and

(d)That there shall be no further right to extend the Term of this Lease beyond said one, five (5) year extended term.

The rights contained in this Section 2.2 shall be personal to TrueCar, Inc., as the "Original Tenant," or a Tenant Affiliate, as that term is defined in Section 14.8 of this Lease, and may only be exercised by the Original Tenant or a Tenant Affiliate (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant or a Tenant Affiliate occupies the Premises.

2.4Determination of Extension Term Rent.  Following Tenant's exercise of Tenant's Extension Term, Landlord and Tenant shall attempt to agree upon a fair prevailing market rate using their good-faith efforts. If Landlord and Tenant are unable, nine (9) months prior to the expiration of the Term or Extended Term to agree on a fair prevailing market rate ("Outside Agreement Date"), then within five (5) days after the Outside Agreement Date, Tenant shall submit to Landlord and Landlord shall submit to Tenant its respective determination of a fair prevailing market rate and the parties' determinations shall be submitted to arbitration (as Tenant's and Landlord's "Submitted Fair Prevailing Market Rate," respectively) in accordance with Section 2.5. below.

2.5Arbitration.  Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of similar office buildings in the Area.  Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

(a)The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(b)The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's Submitted Fair Prevailing Market Rate, as applicable, and shall notify Landlord and Tenant thereof.  The determination of the arbitrators shall be limited solely to the issue as to whether Landlord's or Tenant's Submitted Fair Prevailing Market Rate is the closest to the actual fair prevailing market rate as determined by the arbitrators.

(c)Subject to the following provisions, the decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(d)If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and, subject to the provisions of this Section 2.5, such arbitrator's decision shall be binding upon Landlord and Tenant.

(e)If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall not occur and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.5.

(f)The cost of the arbitration shall be shared equally.

2.6Right of First Offer.

(a)Landlord hereby grants to Tenant a right of first offer with respect to any office space (specifically excluding any ground floor restaurant space) that becomes available in the Building ("First Offer Space"). Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to the First Offer Space or in the event Tenant did not lease any such First Offer Space which became available, then following the expiration or earlier termination of any future lease pertaining to such First Offer Space (the "Superior Leases"), and (ii) such first offer right shall be subordinate and secondary to all rights of renewal, expansion, first refusal, first offer or similar rights granted to the tenants of the Superior Leases, only if such Superior Rights are pursuant to an express written provision in such lease (the rights described in items (i) and (ii) above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 2.6.

(b)Landlord shall notify Tenant ("First Offer Notice") during the Term (as the same may be extended) when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed material economic terms and conditions applicable to Tenant's lease of such space, including the rental rate, annual increases, abated rent and tenant improvement allowance, if any (collectively, "Economic Terms"), which will be proposed in good faith and reflect Landlord's good faith reasonable judgment of then prevailing Economic Terms. Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last twelve (12) months of the Term unless Tenant exercises its option to extend the Term as provided in Section 2.4 above, in which case, the right of first offer set forth herein shall continue in full force and effect during the Extension Term.

(c)If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within ten (10) days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's unconditional, irrevocable exercise of its right of first offer with respect to the entire space described in the First Offer Notice, and the Economic Terms shall be as set forth in the First Offer Notice. If Tenant does not unconditionally and irrevocably exercise its right of first offer within the ten (l0) day period, or, if Tenant exercises its first offer right but objects to Landlord's determination of the Economic Terms, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on terms substantially similar to the Economic Terms initially offered to Tenant in the First Offer Notice and Tenant's right of first offer shall terminate as to the First Offer Space described in the First Offer Notice; provided that if there are any material changes in the Economic Terms from those specified in the First Offer Notice which would cause the lease of the first offer space to be on terms more favorable to any third party than the Economic Terms set forth in the original First Offer Notice, Landlord shall again offer to lease such first offer space to Tenant on the more favorable Economic Terms and Tenant shall thereafter have five (5) days after Landlord's delivery of the second offer notice to unconditional, irrevocable exercise its right of first offer lease such first offer space on the Economic Terms set forth in such second offer notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. Unless otherwise expressly set forth to the contrary in Landlord's Economic Terms, Tenant shall take the First Offer Space in its "AS-IS" condition.

(d)If Tenant timely and properly exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and upon Landlord's Economic Terms. Tenant shall commence payment of rent for the First Offer Space and the Term of the First Offer Space shall commence ninety (90) days after the date of delivery of such First Offer Space to Tenant.  The Term for the First Offer Space shall expire co-terminously with Tenant's lease of Suite 200.

(e)The rights contained in this Section 2.6 shall be personal to the Original Tenant or a Tenant Affiliate and may only be exercised by Original Tenant and/or a Tenant Affiliate (and not any assignee, subtenant or other transferee of the Original Tenant's interest in this Lease) if Tenant or a Tenant Affiliate occupies the Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space as provided in this Section 2.6 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure period or Tenant has previously been in default under this Lease beyond any applicable notice and cure period.

2.7Early Access.  Landlord shall allow Tenant access to the Premises and the Exterior Decks upon the Lease Commencement Date (but in no event prior to January 1, 2015) for the purpose of Tenant completing the Tenant Improvements. Tenant's right to access and occupy the Premises early shall be subject to every term, covenant and agreement contained in this Lease, including, but not limited to, Tenant's insurance obligations set forth in Article 10 of this Lease, except that Tenant will not be obligated to pay any Rent from the date Tenant takes possession until the Rent Commencement Date. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 2.7.

2.8Expansion Space. Tenant shall expand the Premises to include Suite 110 on the first (1' floor of the Building, consisting of approximately 1,331 rentable square feet as set forth on Exhibit "A-I" (the "1st Floor Expansion Space") and two (2) separate portions of space on the third (3rd) floor of the Building (collectively the "3rd Floor Expansion Spaces") upon the following terms and conditions of this Section 2.8. The 3rd Floor Expansion Spaces refer to either "Phase 1",consisting of approximately 12,414 rentable square feet as set forth on Exhibit "A-2" attached to this Lease or "Phase 2", consisting of approximately 3,254 rentable square feet as set forth on Exhibit "A-3" attached to this Lease. The entire 3rd Floor consists of 15,668 rentable square feet. The 1st Floor Expansion Space and the 3rd Floor Expansion Spaces shall be referred to together and the "Expansion Space(s)."

2.8.1Delivery Dates. The 1st Floor Expansion Space shall be added to the Premises on September 1, 2015 (the "1st Floor Commencement Date"). The 3rd Floor Expansion Space for Phase 1 and Phase 2 shall be added to the Premises on the dates set forth below (the "3rd Floor Commencement Date"):

Phase 1:	On the Lease Commencement Date.
Phase 2:	May 1, 2015

2.8.2Condition of the Expansion Spaces.   Tenant acknowledges that Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Expansion Spaces, except for the Landlord's Work in the 3rd Floor Expansion Space for Phase 1 as set forth in the Work Letter attached to this Lease as

Exhibit "B.' Tenant shall accept the Expansion Spaces in their presently existing, "AS-IS" condition, subject to the provisions of Article 7 below and the provisions of the Work Letter.  Tenant shall construct the Tenant Improvements in the Expansion Spaces in accordance with the Work Letter attached to this Lease as Exhibit "B."

2.8.3Lease Terms for the Expansion Spaces.  Upon delivery of possession of each of the Expansion Spaces, such space shall be incorporated into the Premises and shall be leased on the same terms and conditions as set forth in this Lease, except that (i) the size of the Premises shall increase by the rentable square footage of each such Expansion Space, and (ii) the Base Rent shall increase by an amount equal to the rentable square footage of each such Expansion Space multiplied by the base rental rate paid by Tenant at that time. Notwithstanding anything to the contrary contained herein: (a) Tenant's obligation to pay Base Rent with respect to the Expansion Spaces (except for the 3rd Floor Expansion Space for Phase 1) shall commence one hundred and twenty (120) days after the later of (i) the date Landlord delivers possession of any such Expansion Space, (ii) the Lease Commencement Date, or (iii) January 1, 2015; and (b) Tenant's obligation to pay Base Rent with respect to the 3rd Floor Expansion Space for Phase 1 shall commence thirty (30) days after the later of (i) the date Landlord delivers possession of the 3rd Floor Expansion Space for Phase 1 with the Landlord's Work completed, (ii) the Lease Commencement Date, or (iii) January 1, 2015 (each such date, the "Expansion Space Rent Commencement Date" with respect to such applicable Expansion Space). Base Rent for the Expansion Spaces shall increase thereafter at the same time and by the same amount per square foot as the Base Rent for Suite 200. The term for each Expansion Space shall commence on the commencement date for such applicable Expansion Space and shall expire on the date which is ten (10) years after the Rent Commencement Date with respect to Suite 200 ("Expansion Space Lease Expiration Date"). In addition, Tenant shall be obligated to pay Tenant's Share of the Direct Expenses for such Expansion Space, on the same terms as applicable to the Premises, commencing on the Expansion Space Rent Commencement Date for such applicable Expansion Space.

2.8.4Delivery of the Expansion Spaces.  Possession of the Expansion Spaces shall be delivered on the applicable 3rd Floor Commencement Date with respect to the 3rd Floor Expansion Spaces and the 1st Floor Commencement Date with respect to the 1st Floor Expansion Space. Landlord shall not be liable to Tenant, nor shall Tenant's obligation to lease a particular Expansion Space be affected, in the event Landlord is unable to deliver possession due to the failure of any prior tenant or other occupant to timely vacate and surrender to Landlord such Expansion Space, or any portion thereof, provided, however, Landlord uses its diligent, commercially reasonable efforts to obtain full possession of such Expansion Space. In no event shall Landlord deliver possession of or access to any Expansion Space prior to January 1, 2015.

2.8.5Expansion Space Option.  Tenant shall have the right, on the same terms and conditions as set forth in Section 2.2 above, to extend the Term with respect to the 1st Floor Expansion Space and all of the 3rd Floor Expansion Space, except that (i) the Base Rent for the Expansion Spaces shall be equal to the rentable square footage of the Expansion Spaces multiplied by the base rental rate for Suite 200 paid by Tenant as of the Expansion Space Lease Expiration Date, (ii) the Base Rent for the Expansion Spaces shall increase thereafter at the same time and by the same amount per square foot as the Base Rent for Suite 200 and (iii) the Expansion Space Lease Expiration Date shall be extended until the Lease Expiration Date for Suite 200.

2.8.6Landlord Delays.  Notwithstanding anything to  the  contrary contained herein, in the event Landlord is delayed in delivering Suite 200 or any portion of Phase 1 of the 3rd Floor Expansion Space, in each case with the Landlord's Work completed, beyond January 1, 2015 and such delay continues for more than ninety (90) days, then Tenant shall receive an additional rent credit equal to one (1) day of abated Base Rent (for only that portion of the space which is delayed) for each day delivery of the same is delayed beyond such 90-day period, which additional rent credit shall commence following the Rent Commencement Date or the Expansion Space Rent Commencement Date, as applicable. In the event Landlord is delayed in delivering Phase 2 of the 3rd Floor Expansion Space beyond May 1, 2015 or the 1"1 Floor Expansion Space beyond September 1, 2015 and such delay continues for more than ninety (90) days, then Tenant shall receive an additional rent credit equal to one (1) day of abated Base Rent (for only that portion of the space which is delayed) for each day delivery of the same is delayed beyond such 90-day period, which additional rent credit shall commence following the Expansion Space Rent Commencement Date, as applicable.

ARTICLE  3.    BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Building or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America or by electronic transfer, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments in advance on or before the first day of each and every calendar month during the Term, without any setoff or deduction whatsoever except as expressly provided elsewhere in the Lease. The Base Rent for the first full month of the Term which occurs after the expiration of any free rent period shall be paid on or before January 2, 2015. If any Rent payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.1Consumer Price Index Adjustment.  Tenant hereby agrees that on the first (1st) anniversary of the Rent Commencement Date and every twelve (12) months thereafter during the Term as extended ("Adjustment Date"), the Base Rent shall be increased by one hundred percent (100%) of the percentage increase ("CPI Increase"), if any, shown by the "Consumer Price Index for all Urban Consumers Los Angeles - Anaheim - Riverside Metropolitan Statistical District All Items Index (1982 - 84 =  100)," ("Index") published by the U.S. Department of Labor, Bureau of Labor Statistics for the month which immediately precedes the Adjustment Date, as compared with the Index for the month which is thirteen (13) months prior to the Adjustment Date, it being understood and agreed that in any event the CPI Increase shall not be less than 3% or more than 5% per annum.

The amount of the CPI Increase shall be calculated by Landlord after the U.S. Department of Labor publishes the statistics upon which the amount of the increase is to be based. Upon its calculation thereof, Landlord shall give written notice of the amount of the increase multiplied by the number of installments of rent due hereunder since the Adjustment Date and written evidence of the Index as well as the method of calculating the adjustment to Base Rent and Tenant shall pay such amount together with the Base Rent next becoming due hereunder at such increased rate, which increased rate shall thereupon constitute Base Rent hereunder.  The failure of Landlord to make the calculations required hereunder promptly shall not be deemed waiver of Landlord's right to adjust the monthly rental due hereunder, nor shall it affect the obligations of Tenant to pay such increased Base Rent.  If the Bureau of Labor Statistics ceases to use the 1984 average of 100 as the basis of calculation for the Index or if a substantial change is made in the items or number of items contained in the Index, then the Index shall be adjusted to that figure that would have been arrived at, had the change in the manner of computing a similar price index been in effect at the date of this Lease. If, at the time required for the determination of the amount of any increase in monthly rent payable under this Lease, the Index is no longer published or issued, a reliable governmental or other non-partisan publication evaluating the information therefor used in determining the Index shall be used.

3.2Rent Credit.  Landlord agrees that the Base Rent with respect to each portion of the Premises shall not be due and payable for the second (2"d) month, thirteenth (13th) month, twenty-fifth (25th) month, thirty-sixth (361h) month and forty-eighth (48th) month after the Rent Commencement Date (or Expansion Space Rent Commencement Date as the case may be) for such portion of the Premises (each an "Abatement Month").  During each such Abatement Month, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease, including, but not limited to parking charges. Accordingly, upon the occurrence of a monetary default by Tenant beyond the applicable notice and cure periods as defined in Section 19.1.1 of the Lease any rent concession not previously utilized shall automatically be deemed deleted from this Lease and of no further force or effect until such time as the monetary default is cured at which time such rent concession shall be reinstated.

ARTICLE 4.      ADDITIONAL RENT

4.1General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.2 and 4.2.6 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any "Expense Year," as that term is defined in Section 4.2.3 below, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Term.

4.2Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1"Base Year" shall mean the period set forth in Section 5 of the Summary.

4.2.2"Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.3"Expense Year" shall mean each calendar year in which any portion of the Term falls, through and including the calendar year in which the Term expires.

4.2.4"Operating Expenses" shall mean, without duplication, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the necessary and reasonable ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, painting, maintaining, renovating, modifying or retrofitting, removing and replacing the utility, telephone, intrabuilding cabling and wiring, mechanical (including the Building's cooling system), sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections  and the cost of contesting any governmental enactments or exactions which may affect Operating Expenses, and the costs incurred in connection with any governmentally-mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including increased premiums resulting from terrorism coverage, catastrophic  events and/or the management of environmental risks through insurance coverage, inspections and other means); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance at the Project; (vi) fees and other costs, including reasonable management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements on equipment used in the maintenance and operation of the Project; (viii) wages, salaries and other compensation, benefits and pension payments, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) reasonable office expenses attributable to where the property management personnel are located and the fair and reasonable allocation of the fair rental value of any management office space; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof (but not to exceed the anticipated  reduction  in Operating  Expenses  as a result  thereof);  (B) which  are replacements  or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition; (C) that are required under any governmental law or regulation by a federal, state or local governmental agency, including but not limited to the Americans with Disabilities Act, first becoming effective from and after the Lease Commencement Date; or (D) which are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Project; provided, however, that any capital expenditure described in subparagraphs (A) through (D) shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine in accordance with GAAP; (xiv) costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); and (xv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below.

If the Building is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year or the Base Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses among different tenants of the Project, and/or among different and additional buildings of the Project, as and when such different and/or additional buildings are constructed and added to (and/or excluded from) the Project or otherwise (collectively, "Cost Pools").  Such Cost Pools may include, but shall not be limited to, the office space tenants and retail space tenants (and, if applicable, child care tenants or occupants) of the Project. Such Cost Pools may also include allocation of certain Direct Expenses within or under covenants, conditions and restrictions affecting the Project.  In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Direct Expenses and/or the provision of various services and amenities thereto, including allocation of Direct Expenses in any such Cost Pools.

Notwithstanding anything to the contrary contained in the definition of Operating Expenses in Section 4.2.4 hereof, Operating Expenses shall not include:

(a)Any ground lease rent of any kind;

(b)Costs incurred by Landlord for the repair or restoration of the Project or any part thereof, due to damage or destruction or by the exercise of the power of eminent domain;

(c)Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Tenant or other occupants of the Project;

(d)Leasing  commissions,  attorneys'  fees  and other  costs  and expenses incurred in connection with negotiations or disputes with tenants or prospective tenants of the Project or litigation to collect rent from tenants of the Project;

(e)Depreciation, interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project or any part thereof;

(f)Any marketing costs, legal fees, space planners' fees, advertising and promotional  expenses,  and brokerage fees and expenses  incurred in connection with future leasing, financing or sale of the Project; or in connection with any assignment, sublease, renewal, expansion or similar transactions in the Project;

(g)Expenses in connection with services or other benefits which are not provided to Tenant but which are provided to other tenants or occupants;

(h)Any costs which are actually reimbursed by any tenant or occupant of the Project, or any third party, or by insurance carried by Landlord, by any tenant or by anyone else and is actually paid to Landlord;

(i)Costs of capital improvements, capital expenditures, capital repairs and replacements and capital equipment to the Project as defined in accordance with generally accepted accounting principles consistently applied (except that Operating Expenses shall include the capital costs described in Section 4.2.4 (xiii) above);

(j)Overhead and profit increments paid to the Landlord or to subsidiaries or affiliates of the Landlord for goods or services in the Project to the extent the same exceeds the cost of such goods or services if rendered by qualified, first-class unaffiliated third parties in the same general area on a competitive basis; provided Landlord shall have no obligation to obtain competitive bids;

(k)Any advertising or promotional expenditures;

(l)Any costs of electric  power or other services for which any tenant directly contracts with the local public service or utility company;

(m)Any charitable or political contributions or dues or costs or fees for any industry or similar association or group;

(n)Any costs or expenses arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations  pertaining  to the business of Landlord, or the ownership or title to the Land or the Building or the Project or any portion thereof (including, without limitation, attorneys' fees, settlements, judgments or payments in lieu thereof);

(o)"In-House" legal and/or accounting fees or Landlord's general corporate overhead and general and administrative expenses or  costs incurred in connection with the sale or transfer of the Building or the Project, including, without limitation, transfer taxes, recording fees, title insurance premiums, appraisal costs and escrow fees;

(p) Any bad debt loss, rent loss, or any reserves of any kind;

(q)Any cost, interest or tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make tax payments (or to file tax filings or returns) when due;

(r)Any costs of acquisition or maintenance of signs in or on the Building or Project (other than the Building directory) identifying the owner of the Building or Project or other tenants;

(s)Any costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(t)All  expenses  involving  Hazardous  Materials,  including  without limitation investigation, remediation, transportation, disposal, recycling, and testing unless caused by, through or on behalf of Tenant;

(u)Any costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(v)Costs arising from insurance of a type carried by Landlord which was not carried for the entirety of the Base Year except to the extent such coverage is mandated by law and/or Landlord's lender (provided, however a majority of lenders similarly require the procurement of such insurance).  In such event, Operating Expenses for the Base Year shall be increased to the amount of Operating Expenses that would have been paid had Landlord carried such insurance for the entirety of the Base Year;

(w)Any costs resulting from the act, omission or violation of any law by Landlord;

(x)Any costs in connection with the valet parking operation for restaurant tenants in the Building; or

(y)Costs to repair, maintain or replace the structural portions of the Building or the Project except to the extent caused by the negligence or willful misconduct of Tenant or work performed by or on behalf of Tenant.

4.2.5Taxes.

(a)"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof, which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

(b)Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) all of the real estate taxes and assessments imposed upon or with respect to the Building.

(c)Any  costs  and  expenses  (including,  without  limitation,  reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. If Tax Expenses for any period during the Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, documentary transfer taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. Landlord shall be solely liable for tax penalties resulting from landlord's failure to make tax payments when due. If a special assessment payable in installments is levied against the Building, Property Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year as if such assessment were paid over the longest possible term.  In addition, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses under this Lease.

4.2.6"Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2 of the Summary, by 100, and dividing the product by the rentable square feet in the Building.

4.3[Reserved].

4.4Calculation and Payment of Additional Rent.    If for any Expense Year ending or commencing within the Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess ("Excess").

4.4.1Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant as soon as reasonably possible following the end of each Expense Year, a statement ("Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall state the amount of the Excess.  Upon receipt of the Statement for each Expense Year commencing or ending during the Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Term.

4.4.2Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement ("Estimate Statement") which shall set forth Landlord's reasonable estimate ("Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess ("Estimated Excess") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the Base Rent, an amount equal to one twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.  Landlord shall maintain books and records with respect to Direct Expenses in accordance with GAAP.

4.4.3Audit Rights. Upon Tenant's written request given not more than one hundred eighty (180) days after Tenant's receipt of a Statement for a particular calendar year, and provided that a default under this Lease, beyond any applicable notice and cure periods, is not in existence and Tenant has paid all amounts required to be paid under the Statement (which payment may be under protest), as the case may be, Tenant shall have the right but not the obligation, directly and through its agents (provided that Tenant's agent is not retained by Tenant on a contingency fee basis), to inspect, copy, and audit the Statements and the books and records of Landlord with respect to Direct Expenses for the calendar year to which the Statement relates (and, as necessary, the Base Year). Any objection to a Statement, or to any information reported therein, shall be deemed waived if not raised by written notice to Landlord within one (1) year following delivery of such Statement. In the event an error is discovered, Tenant will notify Landlord, in writing, of the nature and the amount of the error.  Provided Landlord concurs with Tenant's audit result, an appropriate adjustment shall be made and either Landlord or Tenant shall reimburse the other for any amounts due within fifteen (15) days.  If both Landlord and Tenant are unable to agree upon the audit results, Landlord and Tenant agree to hire a commercially recognized accounting firm, experienced in calculating operating expenses and tax expenses and mutually acceptable to both Landlord and Tenant to review the Direct Expenses.  The determination of such accounting firm shall be binding upon Landlord and Tenant, with all costs, being borne by Tenant unless it is determined that Landlord was in error and such error is greater than five percent (5%) of the total of the annual Direct Expenses and then all costs of the audit shall be borne by Landlord. Said right of Tenant to inspect, copy, and audit shall be exercisable not more than once during any

365-day period and shall be conducted during business hours at Landlord's office. Tenant shall keep any information gained from its review of Landlord's records confidential and shall not disclose it to any other party, except as required by law or in connection with arbitration proceedings.

4.5Taxes and Other Charges for Which Tenant ls Directly Responsible.

4.5.1Tenant shall be liable for and shall pay ten (10) days before delinquency, all taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property, and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest, if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2If the tenant improvements in the Premises or the Exterior Deck Improvements, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed (such valuation being defined as being in excess of forty-five dollars ($45.00) per rentable square foot), then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

ARTICLE  5.    USE OF PREMISES

5.1Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit "D," attached hereto and made a part hereof, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any improper, unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with all recorded covenants, conditions and restrictions now or hereafter affecting the Project.

5.2.1Pets.    Tenant shall not bring into or maintain within the Project, Building or Premises any animals, including but not limited to dogs but excluding any "Service Animals" used to aid any employees, invitees or visitors of Tenant who have a disability requiring the assistance of such Service Animals. Tenant acknowledges that animals brought into the Building can cause significant damage to the Building or create potential liability for the Landlord. The amount of those damages are difficult to ascertain or calculate. The parties therefore agree that Tenant shall pay the Landlord five hundred dollars ($500.00) for every day that Tenant violates this provision.

5.3Hazardous Materials.  Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Materials," as that term is defined below.  As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government.  Tenant, however, may use small quantities of normal office and janitorial materials which are Hazardous Materials such as copier toner and cleaning fluids in order to conduct its business at the Premises.

5.3.1Notice.    Tenant and Landlord shall promptly notify each other of:  (i) any enforcement,

cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property; (ii) any demands or claims made or threatened by any party against either party or the Premises relating to any loss or injury resulting from any Hazardous Materials; (iii) any release, discharge or improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises; and (iv) any matters where either party is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental health or safety laws. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law.

5.3.2Tenant Compliance Actions.  If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees agents or contractors, on or about the Premises or Real Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove such Hazardous Materials from the Premises and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense.  Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Section 5.3.2 within five (5) days after written notice by Landlord, or such shorter time as may be required by law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable law).

5.3.3Indemnity.  Except for such party's negligence or intentional misconduct (in which event no indemnification shall be applicable as to either party), Landlord and Tenant shall, at that party's sole expense and with counsel reasonably acceptable to the other party, indemnify, defend, and hold harmless the other party and the other party's  shareholder's, director's, officers, employees, partners, affiliates, agents and successors with respect to losses arising out of or resulting from the release of any Hazardous Material in or about the Premises or the Building, or the violation of any environmental law, by that party or that party's agent, assignees, subtenants, contractors, or invitees. This indemnification includes all costs of characterization, costs of removal, remedial actions, repairs, liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages, and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation.  This indemnification shall survive the expiration or termination of this Lease.

5.3.4Existing Hazardous Materials. Under no circumstance shall Tenant be liable for any Hazardous Materials present at any time at or about the Building, which were not released by Tenant or Tenant's agent, assignees, subtenants, contractors or invitees. If Tenant subsequently finds any Hazardous Material in the Premises which has not been remediated and was not introduced by Tenant, it will be Landlord's responsibility to do so, which work will be performed in a manner and by a procedure meeting the requirements of federal, state and local laws, ordinances and regulations. Unless such Hazardous Material was introduced by Tenant, all such work will be performed at Landlord's sole expense and at no cost to Tenant.

ARTICLE  6.    SERVICES AND UTILITIES

6.1Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Term. Landlord reserves the right to adopt nondiscriminatory modifications and additions to this Article 6.

6.2Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto,

Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 8:00A.M. to 6:00P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 12:00 P.M. (collectively, "Building Hours"), except for the date of observation of New Year's Day, President's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays which are observed by other Comparable Buildings (collectively, "Holidays").

6.3Landlord shall, as an Operating Expense, furnish electricity to the Building (with connections to the Premises) 24 hours per day, 7 days per week, 52 weeks per year (subject to periodic interruptions by the utility company or as may be required due to construction or maintenance) adequate for a general office use and provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and office equipment (including without limitation, computers and computer servers), provided that the demanded electrical load of the office equipment and lighting fixtures does not exceed an average of six (6) watts per rentable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for office equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes. If Tenant's requirements for electricity exceeds the amount set forth herein, Landlord shall furnish the same (but not beyond the capacity of the Building) and Tenant shall pay the cost attributable to the excess portion pursuant to Section 6.4 below. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.3.1Landlord shall, as an Operating Expense, provide city water to the Building (with connections to the Premises) for use by Tenant adequate for a general office use, including a galley (subject to periodic interruptions by the utility company or as may be required due to construction or maintenance). In addition, Landlord shall, as an Operating Expense, provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.

6.3.2Landlord shall provide janitorial services to the Premises (excluding the Exterior Decks) in a manner consistent with the janitorial services provided by landlords in comparable Class "A" buildings in the Area, except on the date of observation of the Holidays.

6.3.3Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours and key card access elevator service after Building Hours 24 hours per day, 7 days per week, 52 weeks per year.

6.3.4Subject to factors outside Landlord's control, Tenant shall have access to the Premises, the Building and the parking facilities 24 hours per day, 7 days per week, 52 weeks per year.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.4Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use machines other than normal fractional horsepower office machines or lighting that consumes more energy than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Article 6.  If Tenant uses water, electricity, or air conditioning in excess of that supplied by Landlord pursuant to this Article 6, Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the actual cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, subject to the terms of this Article 6. If Tenant desires to use HVAC during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of this Article 6, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at prevailing rates (based on Landlord's actual costs), which shall be treated as Additional Rent. If the same does not materially impair the HVAC serving the

Premises, Tenant shall have the right to install Building standard controls to activate the HVAC, such that Tenant can operate the HVAC after hours as reasonably necessary for Tenant's business operations

6.5Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.6Rent Abatement.  If Landlord fails to perform the obligations required of Landlord under the terms of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the nonfunctioning of the HVAC system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice ("Initial Notice"), specifying such failure to perform by Landlord ("Abatement Event").  If Landlord has not cured such Abatement Event within three (3) business days after the receipt of the Initial Notice ("Eligibility Period").  Tenant may deliver an additional notice to Landlord ("Additional Notice"), specifying such Abatement Event and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not cure such Abatement Event within three (3) business days after receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date three (3) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.  Except as provided in this Section 6.6, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE  7.    REPAIRS

Tenant shall, at Tenant's own expense, keep the Premises, including without limitation the maintenance and repair of all glass panels and partitions, interior lavatories, showers, toilets, basins, kitchen facilities, kitchen appliances and supplemental HVAC systems including such supplemental HVAC systems' respective mechanical, plumbing and electrical connections (whether such systems or facilities are fully contained in the Premises, or exist outside the Premises, but were fully installed or are maintained to exclusively serve the Premises), including all non-structural improvements, fixtures and furnishings therein, and the floors of the Premises, in good order, repair and condition, however, ordinary wear and tear during the Term shall be excepted. In addition, Tenant shall, at Tenant's own expense, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided, however, that at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a commercially reasonable percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, forthwith upon being billed for same. Landlord shall not be liable for damage that may be sustained by the goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring, whether such damage results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless  of whether  the cause of such damage or injury or the means of repairing  the same is inaccessible to Tenant.  Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, the structural portions of the Building, including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, elevators, base building restrooms and all Common Areas (collectively, the "Building Structure") and the mechanical, electrical, life safety, plumbing, sprinkler, sewer  and HVAC systems of the Building (collectively, the "Building Systems"), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant or work performed by or on behalf of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant or work performed by or on behalf of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  The Building Structure and the Building Systems shall be referred to collectively as the "Base Building." Landlord may, but shall not be required to, enter the Premises at all reasonable times upon at least one (1) business day's prior notice (except in the case of an emergency) to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall reasonably deem necessary or as Landlord may be required to do by governmental or quasi-governmental  authority or court order or decree, provided, however, Landlord shall conduct such activities in a manner that minimizes disruption to Tenant's business at the Premises. Tenant hereby waives any and all rights under and benefits of subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

Notwithstanding anything to the contrary in the Lease, to the extent the supplemental HVAC systems in the Premises require repair or replacement, Tenant shall have the right in its sole discretion to repair or replace such systems or elect not to repair or replace the same; provided, however, Landlord shall have no obligation to repair or replace such supplemental HVAC systems.

ARTICLE  8.    ADDITIONS AND ALTERATIONS

8.1Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building, is visible from outside the Premises in an unsightly manner as reasonably determined by Landlord or requires other alterations, additions or improvements to the Common Areas in order to comply with applicable laws (including, without limitation, Hazardous Materials and the Americans with Disabilities Act) unless Tenant agrees to perform such alterations, additions or improvements to the Common Areas in order to comply with applicable laws at Tenant's cost. Notwithstanding  the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations are nonstructural and would cost less than $50,000 for any single project or are decorative only (i.e., installation of carpeting or painting of the Premises). The construction of the initial improvements to the Premises shall not be deemed to be Alterations and shall be governed by the terms of the Work Letter attached to this Lease as Exhibit "B" and not the terms of this Article 8.

8.2Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such reasonable requirements as Landlord in its reasonable discretion may deem necessary, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Term if Landlord notifies Tenant at the time Tenant requests consent to any Alterations that such Alterations will be required to be removed at the end of the Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Santa Monica, all in conformance with Landlord's construction rules and regulations. If Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant's expense, make such changes to the Base Building. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the California Civil Code or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3Payment for Improvements.    If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a reasonable percentage of the hard costs of such work (not to exceed five percent), which shall be sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work . If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4Construction Insurance.    In addition to the requirements of Article 10 of this Lease, if Tenant makes any Alterations, prior to the commencement of such Alterations, then Tenant shall provide Landlord with evidence that Tenant carries insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof  In addition, if the Alterations are expected to exceed the amount of One Hundred Thousand Dollars ($100,000.00), Landlord may, in its discretion, require Tenant to obtain a lien and completion bond in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5Landlord's Property.    All Alterations, improvements, fixtures, equipment, leasehold improvements and/or appurtenances which may be installed or placed in or about the Premises, from time to time, by Tenant shall be at the sole cost of Tenant and shall be and become the property of Landlord. Such alterations, improvements, fixtures, equipment, leasehold improvements, and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.  Notwithstanding the foregoing, Tenant may remove any Alterations, improvements, and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a Building-standard, tenant-improved condition as reasonably determined by Landlord. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, required that Tenant remove any Alteration upon the expiration or early termination of the Term, then Tenant, at Tenant's expense, shall remove such Alterations and repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building-standard, tenant-improved condition as reasonably determined by Landlord.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and returns the affected portion of the Premises to a Building-standard, tenant-improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien arising in connection with the installation, placement, removal (if required pursuant to the Lease) or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything stated herein to the contrary, Tenant shall not be required to remove the Tenant Improvements to the Premises governed by the terms of the Work Letter or the Exterior Deck Improvements upon expiration or early termination of the Lease.

8.6Stairwell Improvements. In accordance with the terms and conditions of this Article 8, Tenant shall have the right to construct, at its sole cost and expense, a code compliant internal stairwell connecting the second floor and the third floor and a stairwell connecting the third floor and the roof (collectively the "Internal Stairwells"). The construction of the Internal Stairwells shall be referred to herein as (the "Stairwell Improvements").  Tenant shall be responsible to maintain the Internal Stairwells during the Term or Extension Term. Tenant acknowledges that on the date which is the earlier of (i) expiration or earlier termination of the Lease with respect to Suite 200 or (ii) the expiration or earlier termination of the Lease with respect to the 3rd  Floor Expansion Space (such earlier date, the "Stairwell Removal Date"), Tenant will be required to remove the Internal Stairwells, at Tenant's sole cost and expense and repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises and Building to a Building-standard, tenant-improved condition as reasonably determined by Landlord, unless Landlord elects, in its sole discretion, by written notice to Tenant no later than nine (9) months prior to the Stairwell Removal Date, that the Internal Stairwells shall remain. Notwithstanding anything to the contrary contained herein, if Tenant constructs the Stairwell Improvements, Tenant shall do so in accordance with the Work Letter attached to this Lease as Exhibit "B." The work required to remove the Internal Stairwells shall be conducted in accordance with this Article 8.

ARTICLE  9.    COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10.    INSURANCE

10.1Indemnification and Waiver.  Except to the extent resulting from Landlord or Landlord Parties (as hereinafter defined) negligence or willful misconduct  or a breach of Landlord's repair obligations set forth in Article 7 above, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring and agrees that Landlord, its members and owners, and their respective trustees, officers, agents, beneficiaries, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises during the Term, or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach by Tenant of the terms of this Lease, either prior to, during, or after the expiration of the Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or Landlord's Parties or a breach of Landlord's obligations under the Lease. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, then except to the extent resulting from the negligence or willful misconduct of Landlord or Landlord Parties or a breach of Landlord's obligations under the Lease, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its reasonable actual professional fees such as appraisers', accountants' and attorneys' fees. Except to the extent resulting from the negligence or willful misconduct of Tenant or its agents or contractors or a breach of Tenant's obligations under the Lease, Landlord shall indemnify, defend, protect and hold harmless Tenant from, all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with the gross negligence or willful misconduct of Landlord or Landlord's Parties. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2Tenant's Compliance with Landlord's Fire and Casualty Insurance.  Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3Tenant's Insurance.Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$1,000,000 each occurrence
Property Damage Liability	$2,000,000 annual aggregate

Personal Injury Liability	$1,000,000 each occurrence
$2,000,000 annual aggregate

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) ("Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises (excluding the Base Building). Such insurance shall be written on an "all risks" of physical loss or damage basis or so called "Special Form", for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage and earthquake sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4 Comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

10.3.5 Intentionally Deleted.

10.4Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's manager and Landlord's lender, as additional insureds, if any; (ii) include standard contractual liability coverage; (iii) be issued by an insurance company having a rating of not less than A VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) not be canceled or coverage reduced unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before January 2, 2015 (but made effective no later than January 1, 2015) and at least five (5) days before the expiration dates thereof.  The commercial general liability policy maintained by Tenant shall name by endorsement, Landlord and Landlord's manager as additional insured with a properly executed endorsement or equivalent. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers if a property loss occurs to the extent that such coverage is agreed to be provided hereunder. Notwithstanding anything to the contrary, the parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

10.6Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided, however, any increases in the amounts of the insurance shall not occur more often than once every three (3) years during the Term, and any increased or additional coverage requirements need to be consistent with those required of other tenants leasing in comparable office buildings in the Area. Landlord shall not require Tenant to increase any amounts of the insurance required to be carried by Tenant pursuant to this Article 10 during the first five (5) Lease Years.

10.7Landlord's Insurance Obligations.  Landlord shall, as an Operating Expense, maintain in effect a policy or policies of insurance providing protection for the following liabilities and/or risks: (a) Commercial General Liability Insurance with coverage limits at least equal to those Tenant is required to maintain in accordance with Section 10.3.1, and (b) Physical Damage Insurance in so called "Special Form" covering the Project and Building of which the Premises are a part, in an amount equal to the Project's and Building's full replacement cost. Landlord's obligation to carry the Physical Damage Insurance provided for in this Section 10.7 may be satisfied by inclusion of said Building and Project within the coverage of any blanket policy or policies of insurance carried and maintained by Landlord or its affiliates, so long as the coverage is not diminished thereby.

ARTICLE 11.    DAMAGE AND DESTRUCTION

11.1Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Base Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, but in no event more than one (1) year after the date of the casualty and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall immediately file a claim with its insurance carrier and assign to Landlord (or to any party designated by Lai\dlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2 (ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements  installed in the Premises and shall return such Tenant Improvements, Alterations and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs in excess of such insurance received by Landlord shall be paid by Tenant to Landlord.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises; provided further, however, that if the damage or destruction occurs as a result of the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand).  Tenant's obligations under this Section 11.1 shall survive the expiration or sooner termination of the Term.

11.2Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one (1) year after the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that at least One Million Dollars ($1,000,000) of the insurance proceeds be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not at least ninety percent (90%) covered, except for deductible amounts, by Landlord's insurance policies; or (iv) the damage occurs during the last six (6) months of the Term.

11.3Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties. Any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

11.4Tenant's Option to Terminate. In the event that the Premises, Base Building or Common Areas are materially impaired to the extent that (i) Landlord has notified Tenant that the repairs cannot reasonably be completed within one (1) year after the date of the casualty, or (ii) Tenant cannot occupy the Premises during the last one (1) year of the Term, then notwithstanding anything contained in this Article 11, Tenant shall have the option to terminate this Lease by giving written notice to Landlord, in which event this Lease shall cease and terminate as of the date of such notice. As a condition of any such termination, Tenant shall assign to Landlord all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease with respect to such casualty and Tenant shall pay the Base Rent and Direct Expenses, properly apportioned up to such date that Tenant was unable to occupy the Premises.  At such time as this Lease shall terminate, both parties shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of this Lease or the Term.

ARTICLE 12.    NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from

Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13.    CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not, because of such taking, assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term pursuant to the terms of this Lease, or for the unamortized cost of the initial improvements constructed by Tenant pursuant to the Work Letter which were in excess of the Improvement Allowance and any Alterations constructed by Tenant, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, if there occurs a temporary taking of all or any portion of the Premises for a period of one hundred eighty (I80) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. In the event of any taking where the Lease is not terminated, any damage to the Premises resulting therefrom shall be repaired by Landlord in accordance with Article II above.

ARTICLE 14.    ASSIGNMENT AND SUBLETTING

14.1Transfers.   Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice ("Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (I5) days nor more than one hundred eighty (I80) days after the date of delivery of the Transfer Notice; (ii) a description of the portion of the Premises to be transferred ("Subject Space"); (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the 'Transfer Premium," as that term is defined in Section I4.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space.  Any Transfer made without Landlord's prior written consent in violation of this Article I4 shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this

Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, the aggregate of which the parties hereby stipulate to be $2,500 regardless of the actual amount thereof.

14.2Landlord's Consent.  Landlord shall notify Tenant of its decision to either approve or disapprove Tenant's Transfer Notice within fifteen (15) days after Landlord's receipt of a complete Transfer Notice.  Landlord shall not unreasonably withhold or delay its consent or set additional conditions to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1  The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project; or

14.2.2  The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; or

14.2.3  The Transferee is either a governmental agency or instrumentality thereof; or

14.2.4  The Transfer will result in more than a lawfully authorized number of occupants per floor within the Subject Space; or

14.2.5  The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.6  Intentionally Omitted; or

14.2.7  Intentionally Omitted; or

14.2.8  The proposed Transferee's use involves the generation, storage, use, treatment or disposal of Hazardous Materials (other than the use of office and janitorial products), or has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous  Materials  contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of Hazardous Materials; or

14.2.9  Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee (i) occupies space in the Project at the time of the request for consent; or (ii) is negotiating with Landlord or has negotiated with Landlord during the three (3) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project, provided Landlord in either case has space available for lease in the Building that is comparable in size (within 10%) to the space then being offered by Tenant to such proposed Transferee; or  ·

14.2.10  Intentionally Deleted.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease.

14.3Transfer Premium.  If Landlord consents to a Transfer, then as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent, parking rent or other consideration payable by such Transferee in connection with the Transfer on account of Tenant's leasehold interest in excess of the Rent, Additional Rent and parking charges payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis, if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer or construction allowances therefore; (ii) any other monetary concessions provided to the Transferee; and (iii) any brokerage commissions, architectural and legal fees and Landlord's review fee in connection with the Transfer; and (iv) all Rent and Additional Rent paid by Tenant to Landlord during the period in which Tenant has vacated the Premises or the portion of the Premises in which Tenant is attempting to sublease and the date at which Tenant commences the collection of rent from the proposed Transferee (collectively, "Tenant's Transfer Costs"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as Rent or other consideration is received by Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis (i) Tenant's Transfer Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer; and (ii) the Rent paid for the Subject Space by Tenant shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term provided, however, Tenant shall be permitted to deduct the Tenant's Transfer Costs upfront and Landlord shall not be paid the Transfer Premium until Tenant has recovered Tenant's Transfer Costs.

14.4Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event of an assignment of the Lease or a sublease of at least fifty percent (50%) of the Premises for substantially the remainder of the Lease Term (except for an assignment or sublease pursuant to Section 14.8 below), Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. If Landlord recaptures the Subject Space and if this Lease shall be canceled with respect to less than the entire Premises, then the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect.  Upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture the Subject Space under this Section 14.4, then, subject to the other terms of this Article 14, and provided Landlord has consented to the Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee.

14.5Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed a consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to have been understated by more than three percent (3%), Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

14.6Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners or members, or transfer of fifty percent (50%) or more of partnership or limited liability company interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through a recognized regional or national exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in default after notice and the expiration of any applicable cure period under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which payments shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant, any guarantor or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8Transfers to a Tenant Affiliate. Notwithstanding anything to the contrary contained in this Article 14, Landlord's prior consent shall not be required for any transfer to a "Tenant Affiliate" defined as (i) a corporation or entity into or with which all of Tenant is merged or consolidated; (ii) a corporation or entity into which all or substantially all of Tenant's assets are transferred; (iii) a successor to Tenant resulting from the sale of all or substantially all of Tenant's capital stock; (iv) any corporation or entity which controls, is controlled by or in under common control with Tenant; or (v) a corporation or entity controlled by Tenant's parent corporation to the same extent as Tenant is controlled by such parent corporation; provided however, that Tenant (A) notifies Landlord of any such assignment or sublease; (B) promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Tenant Affiliate; (C) any prior Tenant or guarantor that has not been expressly released from liability under this Lease expressly reaffirms in writing its liability with respect to this Lease; (D) the proposed assignee assumes in writing for the express benefit of Landlord all of the liabilities and obligations of Tenant under this Lease, in form and substance reasonably satisfactory to Landlord; and (E) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control" as used in this Section 14.8 shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15.    SURRENDER OF PREMISES; OWNERSHLP; REMOVAL OF TRADE FIXTURES

15.1Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord. Notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such subleases or subtenancies.

15.2Removal of Tenant Property by Tenant.  Upon the expiration of the Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, ordinary wear and tear, damage from casualty or condemnation (provided Tenant has delivered  insurance proceeds and, if required, any excess funds necessary to complete such work with respect to the portions of the Premises required to be insured by Tenant pursuant to Section 10.3.2 (ii) and (iii) of this Lease) and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed. Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned. Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys' fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may.then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

ARTICLE 16.    HOLDING OVER

If Tenant holds over after the expiration of the Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. In such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Term under this Lease, and (ii) a percentage equal to 150%.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein, including, but not limited to, Tenant's obligation to pay Tenant's Share of any increase in their Direct Expenses and all other payments required to be made by Tenant hereunder.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, then in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17.    ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in a form similar to Exhibit "E" attached hereto and made a part hereof, (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's. mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project and their respective successors and assigns.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Once during each calendar year of the Term Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord shall keep such financial statements strictly confidential.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18.    SUBORDINATION

18.1Subordination of this Lease. This Lease shall be subject and automatically subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days after request by Landlord, execute such further instruments or assurances in commercially reasonable form as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder if any foreclosure proceeding or sale occurs.

18.2Liability of Landlord's Successors.  Notwithstanding the foregoing, neither a lienholder nor any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, as the successor to Landlord hereunder, shall be (a) liable or responsible for any act or omission of any prior landlord (including Landlord) other than to cure continuing defaults; (b) obligated to cure any breach of a covenant contained in this Lease that occurred before such party acquired its interest in the Premises or be obligated to cure any continuing breach thereof until after the successor Landlord has received the notice and right to cure as provided herein; (c) liable for any damage or other relief attributable to any breach of any representation or warranty contained in this Lease by any prior landlord (including Landlord) under this Lease; (d) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except for the offset rights expressly set forth in the Lease; (e) be liable or responsible for any security deposits held by Landlord hereunder which have not been actually received by such party; (f) be bound by any prepayment of rent or additional rent for more than the current month to any prior landlord (including Landlord); (g) be bound by any amendment or modification of this Lease or by any waiver or forbearance on the part of any prior landlord (including Landlord) made or given without the written consent of such party except for an amendment or modification made pursuant to the terms of the Lease; or (h) be bound to make any payment to Tenant or to perform any construction requirements called for in this Lease.

18.3Assignment of Rents.  In the event of a default by Landlord in its performance of the terms, provisions and conditions of any documents and instruments given by Landlord to evidence Landlord's obligation to repay a loan and/or to secure the loan with a first lien against the Project ("Loan Documents"), Landlord directs Tenant and Tenant agrees to recognize any assignment of rents made by Landlord to such lienholder, and to pay to the first lienholder as assignee all rents due under this Lease, commencing upon Tenant's receipt of written notice from said first lienholder that Landlord is in default under the terms of the loan documents held by said first lienholder. Landlord hereby authorizes Tenant to accept such direction from any such first lienholder and waives all claims against Tenant for any sums so paid at said first lienholder's direction. Such payments of rents by Tenant to a first lienholder by reason of that assignment and of Landlord's default shall continue until the first to occur of the following (a) no further rent is due or payable under this Lease; (b) the first lienholder gives Tenant notice that the default of Landlord under the loan documents has been cured and instructs Tenant that the rents shall thereafter be payable to Landlord; or (c) a transfer of the Project occurs and the transferee gives Tenant notice of such transfer. The transferee shall thereupon succeed to the interest of Landlord as landlord under this Lease, after which time the rents and other benefits of Landlord under this Lease shall be payable to the transferee as the owner of them. Unless and until a first lienholder notifies Tenant in writing of such a default on the part of the Landlord under the Loan Documents all payments called for by this Lease are to be made as required by this Lease.

18.4Notices of Landlord Default.  Tenant, as lessee under this Lease, hereby covenants and agrees to give any lienholder identified to Tenant in writing, concurrently with the giving of any notice default given by Tenant to Landlord, a copy of such notice by mailing the same to such lienholder in the manner set forth below, and no such notice of default given to Landlord which is not at or about the same time also given to lienholder, shall be valid or effective against the lienholder for any purpose.

18.5Lender's Right to Cure.  Tenant agrees that it will not exercise any right granted it under this Lease or which it might otherwise have under applicable law, to terminate this Lease or perform any obligations of Landlord under this Lease for Landlord's account, because of a default of Landlord hereunder or the occurrence of any other event, without first giving any lienholder identified to Tenant in writing prior to written notice of Tenant's intent to terminate or so perform, which notice shall include a statement of the default or event on which such intent to terminate or perform is based. Thereafter, Tenant shall not take any action to terminate this Lease or so perform if the lienholder: (a) within sixty (60) days after service of such written notice on it by Tenant of its intention to terminate this Lease or so perform, cures such default or event if the same can be cured by payment or expenditure of money; (b) diligently commences to cure such default or event in the case of a default or event which cannot be cured by the lienholder within such 60 day period and continues to diligently prosecute the same to completion; or (c) diligently commences action to obtain possession of the Premises (including possession by receiver) to cure such default or event in the case of a default or event which cannot be cured by the lienholder without having obtained possession; provided, however, that no lienholder shall have any obligation to cure any default on the part of Landlord under this Lease.

18.6Non-Disturbance Agreement.   Notwithstanding anything to the contrary contained herein, this Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a commercially reasonable recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder (an "SNDA").  In addition, on or before the Lease Commencement Date, Landlord shall cause all mortgagees, lenders, ground lessors and other parties currently holding a security interest affecting the Premises or the Project to execute an SNDA substantially in the form attached hereto as Exhibit "G." All costs incurred by the Lender's legal counsel in connection with obtaining the SNDA shall be at Tenant's cost.

ARTICLE 19.    DEFAULTS; REMEDIES

19.1Events of Default.  The occurrence of any of the following shall constitute a default of this

Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

19.1.2 The abandonment of all of the Premises by Tenant; or

19.1.3 The failure by Tenant to abide by or perform according to the provisions of

Articles 5, 14, 17 or 18 of this Lease; or

19.1.4 Tenant's failure, after Landlord has commenced Landlord's Work, to complete the Tenant Improvements pursuant to the terms and conditions of the Work Letter attached hereto and made a part of this Lease as Exhibit "B"; or

19.1.5 The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease; or

19.1.6 Tenant's failure to cause to be released any mechanics liens filed against the Premises or the Project on account of work undertaken by or on behalf of Tenant, within twenty (20) days after the date the same shall have been filed or recorded; or

19.1.7 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant other than those addressed by Section 19.1.1 through 19.1.6 above, inclusive, where such failure continues for thirty (30) days after receipt of written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default within one hundred and twenty (120) days after said written notice from Landlord.

With respect to any default under Sections 19.1.1 and 19.1.3, Tenant shall have three (3) business days from receipt of written notice to cure the default. Any notice provided pursuant to Article 19 shall be in lieu of and not in addition to any notice required under Code of Civil Procedure, Section 1161 or any similar or successor law.

19.2Remedies Upon  Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1    Termination of Lease. Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

(b)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.l(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section

19.2.1 (c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2  Landlord shall have the remedy described in California Civil Code Section 1951.4 (landlord may continue lease in effect after tenant's breach and abandonment and recover rent as it becomes due, if tenant has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3Sublessees of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant (after the applicable notice and cure periods have expired), as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder, provided that any such consideration shall be applied toward Tenant's obligation hereunder.

19.4Form of Payment after Default. Following the third occurrence of a monetary default by Tenant beyond any applicable notice or cure period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, wire transfer, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5Waiver of Default. No waiver by Landlord or Tenant of any of the violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only in the payment of the Rent so accepted.

19.6Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.7Breach by Landlord.

19.7.1  The occurrence of any failure by Landlord to perform or comply with any provision of this Lease to be performed or complied with by Landlord, where such failure continues for thirty (30) days after delivery of written notice of such failure by Tenant to Landlord, shall constitute a default (a "Landlord Default") and a breach of this Lease by Landlord. Notwithstanding the foregoing, if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default.

19.7.2  Notwithstanding anything in this Lease to the contrary, in the event of (i) a Landlord  Default or (ii) an occurrence of any failure by Landlord to perform or comply with any provision of this Lease to be performed or complied with by Landlord and the same constitutes an emergency situation, or, as a result, there is an emergency situation that occurs, Tenant may cure the same at the expense of Landlord (a) immediately and without notice in the case of an emergency, provided that Tenant shall use its reasonable commercial efforts to give Landlord prior or contemporaneous notice (including without limitation telephonic notice) and (b) in any other case if such default continues for thirty (30) days following the receipt by Landlord of written notice of such default from Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default.  All costs incurred in good faith by Tenant in making such cure shall be reimbursed by Landlord within thirty (30) days of demand therefor, and if not so reimbursed by Landlord within such period, may be offset against Base Rent or any other payments thereafter due and to become due from Tenant under this Lease.

ARTICLE 20.    COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21.    LETTER OF CREDIT

21.1Form of Letter of Credit. Within fifteen (15) days after Tenant's execution of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit ("Letter of Credit") in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) ("Commitment Fee Amount"). The Letter of Credit shall (i) be issued by a financial institution reasonably acceptable to Landlord with an office located in the State of California; (ii) have a Standard and Poor's rating of "A-" or better; (iii) be acceptable in form and content to Landlord; (iv) have an initial term of at least twelve (12) months, and be renewed at least thirty (30) days prior to expiration for additional periods of twelve (12) months each until the sixtieth (60th) day following the Lease Expiration Date, as the same may be extended; (v) show Landlord as beneficiary and Tenant as account party; (vi) be in the form and content of Exhibit "F" attached hereto and made a part hereof; and (vii) contain such additional terms and conditions as may be required by the Lender under any loan secured by the Project.  The Letter of Credit shall be held by Landlord  as security  for the full and faithful performance by Tenant of the terms, covenants and conditions of this Lease during the Term, as the same may be extended.  Tenant shall pay all expenses, points and/or fees in connection with the Letter of Credit (including, without limitation, the obtainment thereof).   In the event the financial institution  which issued the initial Letter of Credit is declared insolvent by the FDIC, or is closed, for any reason, Tenant must immediately provide a substitute Letter of Credit from a financial institution acceptable to Landlord, in Landlord's sole discretion.

21.2Breach by Tenant.  Without limiting the rights of Landlord under this Lease, and subject to Landlord's rights in the following sentences, if (i) there is a breach or default by Tenant under this Lease beyond any applicable notice and cure period expressly set forth in this Lease, (ii) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, or the issuer is declared insolvent, and in either event, Landlord has not received a replacement letter of credit that fully complies with the provisions of this Lease within thirty (30) days after Landlord's receipt of any such notice, (iii) a confirming bank, if applicable, gives notice to Landlord that it will cease to act in that capacity and Landlord shall not have received evidence reasonably satisfactory to Landlord, within thirty (30) days prior to such cessation, that a confirming bank reasonably acceptable to Landlord will be substituted therefor, (iv) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least thirty (30) days in advance of its expiration date, and/or (v) in the event any bankruptcy, insolvency, reorganization or any other debtor/creditor proceeding is instituted by or against Tenant, then Landlord may draw on all or a portion of such Letter of Credit determined by Landlord in its sole and absolute discretion to be necessary, and use, apply or retain such drawn funds for the payment of any rent or other sums in default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, or as future rent to be applied against Tenant's Rent obligations.  The proceeds received from any draw shall constitute Landlord's property, and not Tenant's property or the property of the bankruptcy estate of Tenant.  If there are more than two (2) occurrences, beyond any and all applicable notice and cure periods, of any monetary default set forth in Section 19.1.1 in any twelve (12) month period, or Tenant fails to renew the Letter of Credit at least thirty (30) days prior to its expiration, then Landlord, in its sole and absolute discretion, shall be entitled to draw upon the entire Commitment Fee Amount. The use, application or retention of the Letter of Credit, or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the Letter of Credit which is drawn upon by Landlord shall be used, applied or retained by Landlord to apply in payment of rent or to cure any other default. Without limiting the foregoing rights and remedies of Landlord, if Landlord so uses or applies all or any portion of said drawn Letter of Credit, Tenant shall within five (5) business days after written demand therefor replace the original Letter of Credit with a new Letter of Credit in the same amount as the Commitment Fee Amount as of the date the Letter of Credit was drawn upon by Landlord, and in the same form as the original Letter of Credit and Landlord agrees that the amount of any proceeds of the Letter of Credit received by Landlord, and not used, applied or retained by Landlord to apply in payment of Rent or to cure any other default (the "Unused LC Proceeds"), shall be paid by Landlord to Tenant upon receipt by Landlord of a replacement Letter of Credit in the full Commitment Fee Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Article 21. Landlord shall not be required to pay interest on said Letter of Credit or any funds drawn thereunder or keep said Letter of Credit or any drawn funds thereunder separate from its general accounts.  Within sixty (60) days following the expiration of the Lease Term, and after Tenant has vacated the Premises and surrendered the same to Landlord in accordance with the terms and conditions of this Lease, the Letter of Credit or any Unused LC Proceeds shall be returned to Tenant. If this Lease terminates prior to the scheduled Lease Expiration Date for any reason other than a default by Tenant under this Lease, then Landlord shall return to Tenant the Letter of Credit or any Unused LC Proceeds within sixty (60) days after such earlier termination of this Lease and shall execute any documents reasonably required by the Bank for the cancellation thereof. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

21.3Reduction of Commitment Fee Amount. As long as there has not been more than two (2) occurrences, beyond any and all applicable notice and cure periods, of any monetary default as set forth in Section 19.1.1 of the Lease during the Term, then on the dates set forth below (each such date shall be a "LC Reduction Date"), Tenant shall be allowed to reduce the Commitment Fee Amount by the amount set forth below:

LC Reduction Date:	Reduction Amount:
October 1, 2019	$350,000.00
October 1, 2020	$350,000.00
October 1, 2021	$350,000.00
October 1, 2022	$350,000.00
October 1, 2023	$350,000.00
October 1, 2024	$350,000.00
October 1, 2025	$200,000.00

Notwithstanding anything to the contrary contained herein, the Commitment Fee Amount shall never be less than One Million Two Hundred Thousand Dollars ($1,200,000.00).

21.4Transfer of Letter of Credit. Tenant acknowledges that Landlord has the right to sell, transfer or mortgage its interest in the Premises and Project and the land of which they are a part and in this Lease and Tenant agrees that in the event of any such sale, transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit to the transferee or mortgagee, and in the event of any such transfer or mortgage (provided that the transferee or mortgagee, as applicable, assumes or becomes subject to Landlord's obligations under this Lease by operation of law or otherwise), (i) Tenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit, and (ii) Tenant shall pay all transfer fees or charges imposed by the issuing bank as a result of such transfer.

21.5Security Deposit Laws.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7.  The parties hereto recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable  to security  deposits in the commercial  context ("Security Deposit Laws") shall have no applicability or relevancy thereto, and waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

ARTICLE 22.    SUBSTITUTION OF OTHER PREMISES

Intentionally Deleted

ARTICLE 23.    SIGNS

23.1Full Floors. Subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord with Tenant's approval and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program, but shall include at a minimum Tenant's name on the door of the premises and on the directory in the lobby of the building. If Tenant desires to change the signage during the Term, all costs associated with the signage shall be at Tenant's sole expense and subject to Landlord's approval.

23.3Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord or are not otherwise permitted hereunder may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

23.4Building Directory.  A building directory will be located in the lobby of the Building. Tenant shall have the right to designate a total of two (2) name strips, including Tenant's entry,  to be displayed under Tenant's entry in such directory.  If Tenant desires to change the name strips during the Term, all costs associated with the name strips shall be at Tenant's sole expense and subject to Landlord's approval.

ARTICLE 24.    COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (including, without limitation, Hazardous Materials and the Americans with Disabilities Act). At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, both federal and state and county or municipal, including, but not limited to those requiring capital improvements to the Premises  whether those statutes, ordinances, regulations and requirements are now in force or are subsequently enacted; provided, that Tenant shall only be required to make improvements to the Premises in connection with this Article 24 to the extent such alterations are required as a result of (i) Tenant's particular use of the Premises or (ii) any Alterations or improvements made by or on behalf of Tenant to the Premises.  In addition, should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

24.1Non-Discrimination. Tenant herein covenants by and for itself, its heirs, successors, administrators, and assigns and all persons claiming under or through them, and this Lease is made and accepted upon subject to the following conditions.  That there shall be no discrimination against or segregation of any person or group or persons, on account of sex, age, race, color, creed, religion, marital status, national origin, ancestry or sexual preference, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants or vendors in the Premises herein leased.

ARTICLE 25.    LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, Landlord shall notify Tenant in writing of such overdue amount (the "Late Charge Notice") and if such overdue amount is not paid within three (3) days of receipt of the Late Charge Notice, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. If within twelve (12) months of any Late Charge Notice, Tenant is subject to another late charge, Landlord shall no longer be required to provide Tenant with any further Late Charge Notice and the late charge shall be automatically applied to Tenant's account.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points; and (ii) the highest rate permitted by applicable law.

ARTICLE 26.    LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.7, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Term.

ARTICLE 27.    ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last six (6) months of the Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform recurring services required of Landlord, including janitorial service; (B)

take possession due to any breach of this Lease in the manner provided herein and as permitted by applicable law; (C) conduct testing for or remove any Hazardous Materials; and (D) perform any covenants of Tenant which Tenant fails to perform.  Landlord shall use commercially reasonable efforts to minimize disruption to Tenant's business operations  during any such entry and shall comply with Tenant's reasonable  security measures in connection with any such entry.  Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28.    TENANT PARKING

Tenant shall have the right, but not the obligation to rent from Landlord, commencing on the Rent Commencement Date, up to one hundred one (101) unreserved parking spaces in the Building's parking facility, on a monthly basis throughout the Term.  Tenant shall pay to Landlord for automobile parking spaces in Landlord's parking facility on a monthly basis the prevailing rate charged from time to time by Landlord at the Project management offices, which prevailing rate shall in no event exceed the prevailing market rate for such parking in comparable buildings in the vicinity of the Premises.  Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking spaces by Tenant or the use of the parking facilities by Tenant  Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facilities, including any sticker or other identification system, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease beyond any applicable notice and cure period. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the parking facility at any time, including causing all parking to be valet parked.  Notwithstanding the above, Landlord shall use its commercially reasonable efforts to carry out any changes to the parking facility so as not to materially impair Tenant's use of or access to the parking facility.  Tenant further acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility for purposes  of permitting or facilitating  any such construction,  alteration or improvements provided Landlord provides Tenant with substitute parking during any such period that the parking spaces are not available to Tenant.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval (except in connection with an assignment of the Lease or sublease of the Premises).  So long as this Lease is in effect, Tenant's visitors and guests shall be entitled to use those specific parking areas which are designated for short-term visitor parking. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 29.    MISCELLANEOUS PROVISIONS

29.1Terminology; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that if and when any such transfer occurs, and provided that the party to whom Landlord transfers it interest in the Project or Building and in this Lease assumes such liabilities in writing, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Letter of Credit, and Tenant shall attorn to such transferee.

29.6Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations not set forth in the Lease or in one or more of the exhibits attached hereto, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto and made a part of this Lease.

29.13Landlord Exculpation.  The cumulative liability of Landlord to Tenant for any and all defaults by

Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Property or the Premises shall be limited solely and exclusively to the interest of Landlord in the Building (which includes the proceeds of any sale). Landlord Parties, other than Landlord, shall have no personal liability and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord and the Landlord Parties' present and future members, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future member of Landlord (if Landlord is a limited liability company), or trustee or beneficiary (if Landlord or any member or partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease. This Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15Right to Lease.  Landlord reserves the absolute right to affect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or Project.

29.16Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18Notices.  All  notices,  demands,  statements,  designations,  approvals  or  other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"); (ii) delivered by a nationally-recognized overnight courier; or (iii) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the earlier of (i) the date it is actually received; or (ii) three (3) business days after the date it is posted if sent by Mail, or the date the overnight courier delivery is made, or the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following address:

Mani Brothers Portofino Plaza (DE), LLC

c/o Mani Brothers Real Estate Group

9200 Sunset Boulevard, Suite 555

West Hollywood, CA 90069

Attention: Property Manager

29.19Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20Authority.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) business days after Landlord's request therefor, deliver to Landlord satisfactory evidence of such authority and, if a corporation also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation or formation and (ii) qualification to do business in California.

29.21Attorneys' Fees. If either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22Governing Law, WAIVER OF TRIAL BY JURY.  THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A mRY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.  TENANT SHALL NOT SEEK INJUNCTIVE RELIEF NOR ANY OTHER REMEDY INTENDED TO STAY OR HALT SUCH SUMMARY PROCEEDINGS.  NOTWITHSTANDING THE FOREGOING, IN ANY PROCEEDING BROUGHT BY THE LANDLORD, THE TENANT, IN ITS ANSWER, SHALL BE ENTITLED TO RAISE ANY DEFENSE TO THE CLAIM BY LANDLORD FOR RENT OR DAMAGE THAT IS AUTHORIZED TO BE RAISED IN SUCH PROCEEDING.

29.23Submission of Lease.  Submission of this Lease for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary ("Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands,  losses,  liabilities,  lawsuits,  judgments,  costs  and expenses  (including,  without  limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, though, or under the indemnifying party. The leasing commissions paid by Landlord shall be pursuant to a separate agreement executed by Landlord and the Brokers outside of this Lease and Tenant shall have no obligation for the payment of said commissions.

29.25Independent Covenants.  This Lease shall be construed as though the covenants herein between

Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26Project or Building Name and Signage.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27Counterpart Signature. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Lease. The counterparts of this Lease and all ancillary documents may be executed and delivered by facsimile or other electronic signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

29.28Intentionally Deleted.

29.29Rent.  All payments required to be made hereunder to Landlord shall be deemed to be Rent, whether or not described as such.

29.30Building Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth in the Lease or in the Work Letter. However, Tenant hereby acknowledges that Landlord may during the Term renovate, improve, alter, or modify (collectively, "Renovations") the Project, the Building and/or the Premises.  In connection with such Renovations, Landlord may, among other things, erect temporary scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, access roads and parking facilities, or perform work in or around the Building or Project, which work may create noise, dust or leave debris. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations. Notwithstanding the above, Landlord shall use its commercially reasonable efforts to carry out the Renovations so as not to materially impair Tenant's use of or access to the Premises.

29.31No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound.  Tenant shall protect, defend, indemnity and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.32Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease; (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion; (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord; (iv) any new Lines servicing the Premises shall comply with all applicable governmental laws and regulations; (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal; and (vi) Tenant shall pay all costs in connection therewith.  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33Intentionally Deleted.

29.34Telecommunications.  Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice.  If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider. In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project.  In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project.  All such installations shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be performed in accordance with the terms of Article 8.  If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

29.35Maintenance Work.  Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project; (ii) to alter, close or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise; and (iii) to comply with any federal, state or local law, rule or order. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Rent or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant's business and/or operations.

29.36Rooftop. Except with respect to the use of the rooftop Exterior Deck covered elsewhere in this Lease, if Tenant desires to use the rooftop of the Project for any other purpose, including the installation of communication equipment to be used from the Premises, such use shall be subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be subject to Landlord's reasonable rules, regulations and requirements in connection therewith.

29.37Security. Tenant acknowledges that Landlord's election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord's discretion. Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services.  Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim. Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant.

29.38Landlord's Reservations. In addition to the other rights of Landlord under this Lease, Landlord reserves the right to change the street address and/or name of the Building without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

29.39Exhibits. All Exhibits attached to this Lease, and to which reference is made herein, are hereby incorporated into and shall be deemed a part of this Lease.

29.40Accessibility Standards.  Landlord has advised Tenant that the Building has not undergone inspection by a Certified Access Specialist (as defined in Section 1938 of the California Civil Code)  ("CASp")  and  to  Landlord's  current  actual  knowledge,  the  Building  meets  applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.  Nothing herein shall relieve Tenant's compliance obligations as to the Premises, as set forth in this Lease.

29.41First Floor Lobby.  As long as Tenant leases the 1st Floor Expansion Space, then Tenant shall have the right to locate, control and operate its reception desk and install prominent signage on the west facing interior wall in the main Building lobby on the first floor of the Building ("Main Lobby"), provide receptionist services therein, alter or improve the same (subject to Landlord's approval to such alterations and improvements, which approval shall not be unreasonably withheld, conditioned or delayed) provided Tenant's use of the Main Lobby, such alterations and improvements and signage therein complies with applicable laws. The design and specifications of such signage shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges that the Main Lobby is a Common Area and that other tenants and their visitors shall be permitted to access the Main Lobby at any time. Tenant shall not use the Main Lobby in a manner which unreasonably interferes with other tenant's use or quiet enjoyment of their premises or the Building.  On the expiration or earlier termination of the Lease with respect to the 1st Floor Expansion Space, Tenant will be required to remove the reception desk and any signage, at Tenant's sole cost and expense and repair any damage to the Main Lobby and Building caused by such removal and return the affected portion of the Main Lobby and Building to a Building-standard condition as reasonably determined by Landlord. The work required to remove the reception desk and any signage shall be conducted in accordance with Article 8 above.

[Signatures begin on next page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

Landlord:

MANI BROTHERS PORTOFINO PLAZA (DE), LLC,
a Delaware limited liability company

By:	/s/ Joseph Mani
Its:	Manager

Tenant:

TRUECAR, INC.,
a Delaware corporation

By:
Its:

By:
Its:

EXHIBIT "A"

1401OCEAN AVENUE, SANTA MONICA, CALIFORNIA OUTLINE OF SUITE 200

[Floor Plan]

EXHIBIT "A-1"

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA

OUTLINE OF THE 1st FLOOR EXPANSION SPACE

[Floor Plan]

EXHIBIT "A-2"

1401  OCEAN AVENUE, SANTA MONICA, CALIFORNIA

OUTLINE OF PHASE 1OF THE 3rd FLOOR EXPANSION SPACE

[Floor Plan]

EXHIBIT"A-3"

1401OCEAN AVENUE, SANTA MONICA, CALIFORNIA OUTLINE OF

PHASE 2 OF THE 3RD FLOOR EXPANSION SPACE

[Floor Plan]

EXHIBIT "A-4"

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA OUTLINE OF

ROOF EXTERIOR DECK

[Floor Plan]

EXHIBIT "B"

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit "B" and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of Sections 1 through 5 of this Work Letter.

1. DELIVERY OF THE PREMISES

1.1Delivery of the Premises. Tenant shall accept the Premises in their presently existing, "AS-IS" condition.  Notwithstanding the foregoing, Landlord shall deliver the Premises with the Landlord's Work completed with respect to Suite 200 and the 3'd Floor Expansion Space for Phase 1 and in broom-clean condition with respect to the I st Floor Expansion Space and the 3rd Floor Expansion Space for Phase 2 and shall ensure that the Building Structure and all the Building Systems servicing the Premises are in good working order and condition as of the Lease Commencement Date. In no event shall Landlord deliver possession of or access to any portion of the Premises prior to January 1, 2015.

1.2Construction of Landlord's Work.  Landlord shall complete the work described on the plans (the "Landlord 's Work Plans") attached hereto as Exhibit "B-1" (the "Landlord's  Work"). Landlord shall perform the Landlord's Work in a good and workmanlike manner, in compliance with applicable laws and in accordance with the Landlord's Work Plans.  Landlord shall cause three (3) general contractors to bid for construction of the Landlord's Work. If Tenant so desires, Tenant may also select a general contractor, reasonably acceptable to Landlord, to bid the work. All bids will be opened together with Landlord selecting the general contractor to construct the Landlord's Work, subject to the reasonable approval of Tenant.  Notwithstanding Tenant's right to approve the general contractor, the general contractor is the contractor only of Landlord, and Tenant shall have no liability to the general contractor on the construction contract. In no event shall Landlord commence the Landlord's Work prior to December 1, 2014.

Notwithstanding anything to the contrary, Tenant shall have the option, by written notice to Landlord on or before September 30, 2014, to require that Landlord so deliver possession of the Premises without the Landlord's Work completed. If Tenant makes such election, Landlord shall not perform the Landlord's Work and the references to the Landlord's Work and/or the completion of the same in this Work Letter and in the Lease shall be deleted.

2.APPROVAL PROCESS FOR PLANS FOR TENANT IMPROVEMENTS

2.1Approval of Preliminary Plans. Tenant shall submit to Landlord preliminary plans and specifications for the tenant improvements for the Premises ("Tenant Improvements") to be installed therein ("Preliminary Plans"). The Preliminary Plans shall be prepared by an architect selected and paid by Tenant who is licensed by the State of California.

TrueCar

1401 Ocean

July10, 2014

2.1.1Landlord's Response.  Within ten (10) days after Landlord's receipt of the Preliminary Plans for the Premises, Landlord shall notify Tenant in writing of its approval (which approval shall not be unreasonably withheld, conditioned or delayed) or of any reasonable objections thereto.  Within fifteen (15) days after the receipt by Tenant of a timely objection of Landlord, which objection shall contain reasonable information to enable Tenant to modify the plans so that the same may be approved, Tenant shall cause the Preliminary Plans to be modified and shall thereafter deliver the modified plans to Landlord for its approval. Landlord shall have five (5) days from its receipt thereof to approve such modified Preliminary Plans in the same manner as set forth above. This procedure shall be followed until all reasonable objections have been resolved and the Preliminary Plans have been approved.

2.1.2Changes to Preliminary Plans.  If Tenant makes any subsequent changes or modifications to the approved Preliminary Plans, then Tenant shall submit such changes to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Within five (5) days after receipt of said changes, Landlord shall notify Tenant in writing of its approval or of any reasonable objections thereto.

2.2Approval of Permit Drawings.  Upon the approval of the Preliminary Plans for the Premises by Landlord and Tenant, Tenant shall prepare and deliver to Landlord engineering working drawings for all mechanical, electrical, plumbing and fire sprinkler systems ("Permit Drawings"), if necessary, for Landlord's approval.

2.2.1Landlord's Response.  Landlord shall approve or disapprove the Permit Drawings for the Premises within ten (10) days after Landlord's receipt thereof, provided that Landlord's approval shall not be unreasonably withheld, conditioned or delayed. Landlord's disapproval shall be effected by Landlord's delivery to Tenant, within such ten (10) day period, of a writing setting forth with specificity the reasons for such disapproval as well as reasonable information to enable Tenant to modify the Permit Drawings so that the same may be approved.  Within fifteen (15) days of the receipt by Tenant of Landlord's objections, Tenant shall cause the Permit Drawings to be modified and shall deliver the modified Permit Drawings to Landlord for its approval. Landlord shall have five (5) days from its receipt thereof to approve such modified Permit Drawings in the same manner as set forth above.  This procedure shall be followed until all reasonable objections have been resolved and the Permit Drawings have been approved.

2.2.2Changes to Permit Drawings.  If Tenant makes any subsequent changes or modifications to the approved Permit Drawings, then Tenant shall submit such changes to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Within five (5) days after receipt of said changes, Landlord shall notify Tenant in writing of its approval or of any reasonable objections thereto.

2.3Plan Check.  Upon Landlord's and Tenant's approval of the Permit Drawings for the Premises, Tenant shall submit a final version thereof to the applicable Department of Building and Safety ("DBS") for necessary plan checks and approvals. Any and all plan check corrections shall be made by Tenant and at tenant's sole cost and expense. Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.

2.4Change Orders.  In the event Tenant desires to change any item of the Permit Drawings or the Preliminary Plans for the Premises following approval by Landlord, Tenant, and DBS, then Tenant shall submit a change order detailing the desired change ("Change Order Request") to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. A Change Order Request shall not be necessary for minor changes customarily made in the field. Within three (3) days after receipt of the Change Order Request from Tenant, Landlord shall notify Tenant in writing if Landlord approves or disapproves the Change Order Request, which approval shall not be unreasonably withheld, conditioned or delayed.

2.5Approval of Tenant's Contractors and Subcontractors.  Prior to hiring any contractors or subcontractors, or entering into agreements with any of them, Tenant shall deliver to Landlord for Landlord's approval a list of the contractors and subcontractors Tenant proposes to hire to perform the work in the Premises. Landlord's approval shall not be unreasonably withheld, conditioned or delayed.

2.6Tenant's Covenant.  Landlord's space planner, architect and engineer are independent contractors. Landlord may introduce Tenant to Landlord's space planner or architect as an accommodation to Tenant. Even if the Preliminary Plans, Permit Drawings, and any changes thereto are performed by Landlord's space planner, architect and engineers, and notwithstanding any advice or assistance which may be rendered to Tenant and/or Landlord's space planner and/or engineers by Landlord or employees or affiliates of Landlord or affiliates of Landlord's general partners, Landlord shall not be responsible for any omissions or errors contained therein.

3.PAYMENT FOR TENANT IMPROVEMENTS AND LANDLORD'S WORK

3.1 Cost of Plans and Tenant Improvement Work. Subject to the provisions of Section 3.2 below, Tenant shall pay for all costs incurred in the design, construction and permitting of the Tenant Improvements in the Premises (including the Expansion Spaces) and the design and preparation of the . Preliminary Plans and Permit Drawings, including but not limited to revisions thereof as reasonably required for approval by Landlord, Tenant, and/or the DBS, and the design, construction and permitting of the Landlord's Work.

3.2Improvement Allowance. Landlord's contribution to the costs relating to the design, management and construction (including Architect fees and permits) of the Landlord Work's and the Tenant Improvements shall be a one-time improvement allowance ("Improvement Allowance") in the amount of One Million Five Hundred Twenty Thousand Six Hundred Fifty-Two and No/lOODollars ($1,520,652.00) (based upon $45.15 per rentable square foot of the Premises (including the Expansion Spaces)). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Improvement Allowance. In no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance; provided, however, Tenant may apply any unused Improvement Allowance towards the Stairwell Improvements and/or the Exterior Deck Improvements. The cost of the Landlord's Work shall be paid by Landlord subject to reimbursement out of the Improvement Allowance.  Notwithstanding anything to the contrary, with respect to the Tenant Improvements  and  the  Landlord's  Work,  Landlord  shall  be  solely  responsible  for  (without reimbursement) and the Improvement Allowance shall not be used for costs incurred to remove Hazardous Materials from the Premises or the surrounding area and costs to bring the restrooms in the Common Areas or the structural portions of the Building or the parking structure (except in connection with the Exterior Deck Improvements or Internal Stairwells) into compliance with applicable laws and restrictions, including, without limitation, the Americans with Disabilities Act, except to the extent such compliance results from Tenant's specific use and occupancy of the Premises (as opposed to general office use) or the particular nature of the Tenant Improvements (as opposed to general office improvements).  In addition, with respect to the Landlord's  Work only, Landlord shall be solely responsible for and the Improvement Allowance shall not be used to reimburse Landlord for (a) attorneys' fees incurred in connection with negotiation of construction contracts, and attorneys' fees, experts' fees and other costs in connection with disputes with third parties; (b) interest and other costs of financing construction costs; (c) costs incurred as a consequence of delay by Landlord; (d) restoration costs as a consequence of casualties; (e) penalties and late charges attributable to Landlord's failure to pay construction costs; (f) wages, labor and overhead for overtime and premium time; and (g) offsite management or other general overhead costs incurred by Landlord (other than the Landlord Coordination Fee).

3.3Payment of Improvement Allowance by Landlord.  Landlord will make payments to Tenant's Contractor, Landlord's contractor, subcontractors, architect, and engineer with respect to the Landlord Work and other persons or vendors designated by Tenant and/or Landlord from the Improvement Allowance not more frequently than once per month (or if paid by Tenant then to Tenant). Payments to Tenant's contractor, subcontractors, suppliers and materialmen with lien rights shall be in an amount equal to ninety percent (90%) of the amount requested by Tenant within thirty (30) days after receipt by Landlord of: (i) Tenant's request for payment detailing the amounts requested, (ii) supporting bills, invoices and such other information as Landlord may reasonably require, and (iii) conditional lien releases supporting the amounts requested in the current month's application, together with unconditional releases supporting the amounts requested in the previous month's application, such releases to be provided at Landlord's option, by subcontractors, suppliers and/or materialmen, in addition to Tenant's Contractor. The remaining ten percent (10%) ("Retention Amount") shall be paid to Tenant or to such persons and entities designated by Tenant not later than forty

(40) calendar days after the recording of a valid Notice of Completion of the Tenant Improvements and receipt of conditional lien releases from Tenant's contractor, subcontractors, suppliers, and materialmen, provided, however, that the Retention Amount for any given trade shall be paid by Landlord upon the satisfactory completion of all of the work to be performed by that trade and Landlord's receipt of all lien releases and any other supporting documentation reasonably requested by Landlord with respect thereto. In the event the total cost of the Tenant Improvements in the Premises exceeds the Improvement Allowance, the difference shall be paid by Tenant on a monthly basis at the same time Landlord makes its payment in proportion to Tenant's share of the total amount.

3.4 Failure to Fund Allowances or Complete Landlord's Work.

A.Notwithstanding anything to the contrary contained herein, if Landlord fails to timely fulfill its obligations under this Work Letter with respect to funding the Improvement Allowance or the Lobby Allowance owing by Landlord pursuant this Paragraph 3 (or with respect to reimbursement outside of the Improvement Allowance pursuant to Section 3.4(B) of this Work Letter for costs that are Landlord's sole responsibility), Tenant shall be entitled to deliver notice ("Payment Notice") thereof to Landlord.  If Landlord still fails to fulfill any such obligation within thirty (30) days after Landlord's receipt of the Payment Notice from Tenant, then except to the extent of items reasonably disputed by Landlord, Tenant shall be entitled to fund Landlord's portion of the Improvement Allowance owing by Landlord then due and offset such amounts against Tenant's next obligations to pay Rent (with interest until the date of such offset).  However, if Tenant is in default under this Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured.

B.Notwithstanding anything to the contrary contained herein, if Landlord fails to complete the Landlord's Work on or before January 1, 2015, 'then Tenant shall have the right, but not the obligation, by providing written notice to Landlord of Tenant's election to exercise its right under this Section 3.4(B), to complete the Landlord's Work and receive reimbursement out of the Improvement Allowance for the cost thereof (or reimbursement, within thirty (30) days, from Landlord outside of the Improvement Allowance for costs that are Landlord's sole responsibility pursuant to Section 3.2). In the event Tenant elects to complete the Landlord's Work hereunder, then Tenant shall have the right, but not the obligation, to take assignment of Landlord's construction contracts as necessary to complete the Landlord's Work in an efficient manner and, promptly upon Tenant's request, Landlord shall so assign such contracts to Tenant.

3.5Lobby Renovations. In addition to the Improvement Allowance, Landlord shall provide Tenant with an allowance in the amount of Twelve Thousand Three Hundred Dollars ($12,300) ("Lobby Allowance"), which allowance shall be used to complete renovations to the elevator lobbies on the second (2"d) floor and third (3rd) floor of the Building, which work shall be performed in a good and workmanlike manner and in compliance with all applicable laws and codes.

4. CONSTRUCTION OF TENANT IMPROVEMENTS.

4.1 Construction by Tenant.  The Tenant Improvement work set forth in the Preliminary Plans shall be performed in accordance with the following:

4.1.1Tenant shall commence the Tenant Improvement work promptly and Tenant shall pursue the Tenant Improvement work diligently until the same is complete.  The Tenant Improvements shall be constructed in a good and workmanlike manner.

4.1.2Subject to section 4.1, all Tenant Improvement work in the Premises shall be performed by Tenant's contractors and subcontractors in substantial accordance with the approved Preliminary Plans and Permit Drawings, the provisions of Title 24 of the California Administrative Code, the Americans with Disabilities Act and all other applicable laws and ordinances.

4.1.3Prior to the commencement of any Tenant Improvement work in the Premises, Tenant shall notify Landlord in writing of the anticipated date of the commencement of construction to enable Landlord to post a notice of non-responsibility.

4.1.4During the period of construction, Tenant's contractors and subcontractors shall procure and maintain property damage and commercial general liability insurance during the period of their performance of labor or the furnishing of materials to the Premises from an insurance company reasonably satisfactory to Landlord.  Said insurance shall be in such amounts and in form reasonably satisfactory to Landlord (based on industry standards), and shall name Landlord and, at Landlord's request, any mortgagee of Landlord or any ground lessor, as additional insureds, as their respective interests may appear. Tenant shall also require each contractor and subcontractor employed to perform labor or furnish materials to the Premises to procure and maintain, during the performance of the labor or the furnishing of the materials, a policy of workers' compensation or employer's liability insurance issued by an insurance company reasonably acceptable to Landlord for the protection of the employees of the contractors and subcontractors, including executive, managerial, and supervisory employees engaged in any work to be performed in the Premises. Copies of certificates evidencing the existence and amounts of such insurance, and renewals or binders, shall be delivered to Landlord by Tenant at least five (5) days prior to (i) the commencement of Tenant's improvement work, or (ii) the expiration of any such policy, as the case may be.

4.1.5Landlord shall have no responsibility for the quality or adequacy of any work performed by Tenant's contractors or subcontractors, whether with respect to labor, material or otherwise.

4.1.6The Building and the Premises shall be kept free and clear of any and all mechanics' or similar liens on account of work performed by Tenant, its contractors or subcontractors.

4.1.7Upon reasonable notice to Tenant, Landlord shall have access to the Premises for purposes of inspection at all reasonable times during the period of construction.

5. MISCELLANEOUS

5.1Tenant's Representative. Tenant shall designate a representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2Landlord's Representative.  Landlord shall designate a representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period, the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.4Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 19.1 of this Lease or a default by Tenant under this Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter); and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

5.5Landlord Coordination Fee. Landlord shall coordinate the construction of the Tenant Improvements

(and Landlord's construction of the Landlord's Work) and Tenant shall pay a construction coordination fee (the "Landlord Coordination Fee") to Landlord in an amount equal to the product of (i) two and one-half percent (2.5%) and (ii) an amount equal to the total hard costs of the Tenant Improvements and the Landlord's Work.

5.6Miscellaneous Charges. During the construction of the Tenant Improvements, there shall be no charge to Tenant for use of the elevator, excess HVAC or electricity usage as well as parking fees generated in the Building's parking facility for Tenant, the Contractor, any subcontractors, vendors, architects, or designers associated with the construction of the Premises or movers associated with Tenant's move into the Premises. In addition, the cost of the Landlord's Work shall not include any charges for the same.

EXHIBIT "B-1"

1401OCEAN AVENUE, SANTA MONICA, CALIFORNIA

LANDLORD'S WORK

EXHIBIT "C"

1401OCEAN AVENUE, SANTA MONICA, CALIFORNIA

NOTICE OF LEASE TERM DATES

1401 Ocean Avenue, Suite

Santa Monica, CA 90402

Dear

With respect  to  the  office  Lease  dated  ( 'Lease") between                        ("Tenant") and MANI BROTHERS PORTOFINO PLAZA (DE), LLC, a Delaware limited liability company (as "Landlord"), by which Landlord leased to Tenant and Tenant leased from Landlord approximately       rentable square feet of the building located at 1401 Ocean Avenue, Suite         , Santa Monica, California (Premises"), Tenant acknowledges and confirms to Landlord as follows:

1.	The Lease Commencement Date occurred on 2015.
2.	The Term commenced on ("Rent Commencement Date") for a term of ( ) YEARS terminating on ,
3.	Rent shall commence on prorated at $ for the month of , and $ , thereafter, as more specifically identified in the Lease;
4.	The Premises are deemed by the parties to contain rentable square feet of space;
5.	Tenant's proportionate share of common area expenses ("Tenant's Share") is %; and
6.	Tenant has accepted and is currently in possession of the Premises.

IN WITNESS WHEREOF, this Rent Commencement Date Memorandum is executed on           .

Tenant:

Date:

EXHIBIT "D"

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project but shall use its best efforts to enforce said Rules and Regulations in a uniform manner. If there is any conflict between the Rules and Regulations and the other provisions of this Lease, then the other provisions of this Lease shall control.

30.1.1No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or the Project without the prior written consent of the Landlord.  Landlord shall have the right to remove, at Tenant's expense and without notice, any sign, placard, picture, advertisement, name or notice installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant using materials and in a style and format approved by Landlord.

30.1.2Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant.  One key and one access card per employee will be furnished by Landlord for the Premises, and any additional keys or access cards required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys and access cards for building access, storage rooms, closets, offices, and toilet rooms, either furnished to, or otherwise procured by Tenant and if any of the keys or access cards so furnished are lost, then Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key or access cards if Landlord shall deem it necessary to make such changes.

30.1.3No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord building standard window coverings.  If Landlord reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other objects attached or used in connection with any balcony, window or door of the Premises, or placed on any windowsill, which is or are visible from the exterior of the Premises, Tenant shall immediately discontinue such use.  Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises. Landlord shall have a right of prior written approval with respect to any matter placed by Tenant on or near Tenant's windows or balcony.

30.1.4All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

30.1.5Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Santa Monica, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the

Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

30.1.6No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant. Tenant's initial move-in and subsequent deliveries shall be made during non-Business Hours.

30.1.7No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

30.1.8The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

30.1.9No advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

30.1.10The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

30.1.11Tenant shall not overload the floor of the Premises, nor, except in connection with ordinary and customary interior office decorating, mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

30.1.12Tenant shall have the right to install, maintain and operate upon the Premises vending machines for use by Tenant's employees, using vendors reasonably approved by Landlord.

30.1.13Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

30.1.14Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other flammable or combustible fluid, chemical, substance or material.

30.1.15Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

30.1 .16   Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

30.1.17Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord (excluding service animals), bicycles or other vehicles.

30.1.18No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

30.1.19The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

30.1.20Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

30.1.21Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Tenant, its employees and agents shall smoke in building designated smoking areas.

30.1.22Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's elevator, electrical, intrabuilding cabling and wiring, plumbing systems and HVAC system.

30.1.23Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Santa Monica, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

30.1.24Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

30.1.25All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises and Building.

30.1.26All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the

Building or Common Areas.

30.1.27The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

30.1.28The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property, provided Tenant shall be allowed to employ a car washing service for use by Tenant's employees, using vendors reasonably approved by Landlord.

30.1.29Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, unless otherwise needed for Tenant's business, and, except with regard to Tenant's computers and other equipment, if any, which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance with this rule.

30.1.30Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

30.1.31Tenant must comply with the State of California "No-Smoking" law set forth in California Labor Code Section 6404.5 and any local "No-Smoking" ordinance which may be in effect from time to time and which is not superseded by such State law.

30.1.32Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

30.1.33All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

30.1.34Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30.1.35No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

30.1.36No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms. Tenant shall not permit more than six (6) people per one thousand (1,000) rentable square feet of the Premises to occupy the Premises at any time.

30.1.37Parking.

(a)Project parking facility hours shall be 7:00a.m. to 6:00p.m., Monday through Friday, and closed on weekends, state and federal holidays excepted, as such hours may be revised from time to time by Landlord, but Tenant and its invitees shall have access to the parking facility on a 24/7 basis. During any period when the Project's parking facility is unattended, Tenant's invitee's use of the facility shall be controlled and monitored by Tenant.

(b)Automobiles must be parked entirely within the stall lines on the floor.

(c)All directional signs and arrows must be observed.

(d)The speed limit shall be 5 miles per hour.

(e) Parking is prohibited in areas not striped for parking.

(f)Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator).  Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated.  Devices are not transferable or assignable.  Any device in the possession of an unauthorized holder will be void.  There will be a replacement charge to the Tenant or person designated by Tenant of $35.00 for loss of any parking card.  There shall be a security deposit of$35.00 due at issuance for each card key issued to Tenant.

(g)The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month.  Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for days that the parker does not use the parking facilities.

(h)Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

(i)Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility. Any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker's expense.  In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied  by Landlord  (or its operator)  will be returned to Landlord  (or its operator).

(j)Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(k)All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(l)Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(m)The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(n)Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(o)Tenant agrees to acquaint all employees with these Rules and Regulations.

(p) No vehicle shall be stored in Project parking facility for a period of more than one  (1) week.

30.1.38Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord shall not enforce the Rules and Regulations in an unreasonable or discriminatory manner.

EXHIBIT "E"

1401 Ocean Avenue, Santa Monica, California

FORM OF TENANT'S ESTOPPEL CERTIFICATE

Re:  Lease         between                                  as Landlord  or its assignees  ("Landlord")  and                            as Tenant ("Tenant") dated                       for approximately               rentable square feet of space more commonly known as Suite ("Premises") located in 1401 Ocean Avenue, Santa Monica, California ("Project") as amended by the following amendments:

Ladies and Gentlemen:

Tenant hereby certifies to Borrower and Lender as follows:

1.The Lease attached hereto ("Lease") is a true and exact copy of the complete Lease together with all amendments, modifications, side letters, guaranties, letters of credit and other documents evidencing, governing or securing the Tenant's obligations under the Lease; there are no other agreements, either written or oral, between the Landlord and the Tenant;

2. The Lease has commenced and is in full force and effect; there are no amendments or modifications of any kind to the Lease except as referenced above; there are no other promises, agreements, understandings, or commitments between Landlord and Tenant relating to the Premises leased under the Lease; and Tenant has no right to terminate the Lease (except as specifically set forth in the Lease), nor has Tenant given Landlord any notice of termination hereunder;

3.There has not been and is now no subletting of the Premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party, except for

4.To Tenant's actual knowledge, no uncured default, event of default, or breach by Landlord exists under the Lease, no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default, event of default, or breach under the Lease, except made no claim against Landlord alleging Landlord's default under the Lease, except. Tenant has                                          ;

5.Tenant (and Tenant's Occupants) are in full and complete possession of the Premises in the Project and has accepted the Premises in the Project, including any work of Landlord performed thereon pursuant to the terms and provisions of the Lease. To Tenant's actual knowledge, all of the obligations of the Landlord under the Lease have been duly performed and completed including, without limitation, any obligations of the Landlord to make or to pay Tenant for any improvements, alterations or work done on the Premises, except for

6. The term of the Lease commenced on              and terminates on               unless sooner terminated in accordance with the terms of the Lease.

7.Tenant has no option to renew or extend the lease term; Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease (including, without limitation, common area maintenance charges) with no currently existing offsets, deductions, defenses or claims; and Tenant is not in default under the Lease;

8.The amount of Tenant's monthly payment is              and the date of Tenant's last rental payment was

9.As of the date hereof, Tenant is not entitled to currently existing credits, reductions, offsets, or defenses  against the payment of rent or other charges under the Lease, except for

10.No advance rentals have been paid, and Tenant has no unsatisfied claims against the Landlord, except as specifically set forth in the Lease;

11. A security deposit in the amount of         has been paid by Tenant under the terms of, or with respect to, the Lease;

12.Tenant has no option or right to purchase the property of which the Premises are a part, or any part thereof;

13.To the best of Tenant's actual knowledge, Tenant has not at any time and does not presently use the leased Premises for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous  substance or waste or for any purpose which poses a substantial  risk of imminent damage to public health or safety or to the environment;

14.The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant;

15. Tenant is not presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended;

16. Tenant acknowledges and agrees that Landlord and Lender shall be entitled to rely on Tenant's certifications set forth herein.

TENANT:

a

By:
Its:
Date:

EXHIBIT "F"

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA

FORM OF LETTER OF CREDIT

[SAMPLE ONLY]

BENEFICIARY:

MANI BROTHERS PORTOFINO PLAZA (DE) LLC

[INSERT STREET ADDRESS]

[INSERT CITY, STATE, ZIP CODE]

AS "LANDLORD"

APPLICANT:

TRUECAR INC.

225 SANTA MONICA BLVD., 12TH FLOOR

SANTA MONICA, CA 90401

AS "TENANT"

AMOUNT:           EXPIRATION DATE:          2015

LOCATION:  SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF IN YOUR FAVOR.  THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK'S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT "A".

3.A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A).`"BENEF ICIARY IS OTHERWISE ALLOWED TO DRAW DOWN ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN BENEFICAIRY AND APPLICANT DATED [INSERT DATE]."

OR

(B.) "WITHIN THIRTY (30) DAYS PRIOR TO THE CURRENT EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY, BENEFICIARY IS THEREFORE ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT

OR

(C.)"BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF    AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BRANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE "LEASE), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

(D.) "BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF    AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE "LEASE), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.""

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

IF AT ANY TIME BENEFICIARY OR ITS AUTHORIZED TRANSFEREE IS NOT IN POSSESSION OF THE ORIGINAL OF THIS LETTER OF CREDIT (TOGETHER WITH ALL AMENDMENTS, IF ANY) BECAUSE SUCH ORIGINAL HAS BEEN DELIVERED TO US AS REQUIRED HEREUNDER FOR A DRAW THEREON OR TRANSFER THEREOF, OUR OBLIGATIONS AS SET FORTH IN THIS LETTER OF CREDIT SHALL CONTINUE IN FULL FORCE AND EFFECT AS IF BENEFICIARY OR SUCH AUTHORIZED TRANSFEREE STILL HELD SUCH ORIGINAL, AND ANY PREVIOUS DELIVERY TO US, WITHOUT RETURN BY US, OF SUCH ORIGINAL SHALL BE DEEMED TO HAVE SATISFIED ANY REQUIREMENT THAT SUCH ORIGINAL BE DELIVERED TO US FOR A SUBSEQUENT DRAW HEREUNDER OR TRANSFER THEREOF.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THE OBLIGATION OF SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT IS NOT SUBJECT TO ANY CONDITION OR QUALIFICATION, AND IS THE INDIVIDUAL OBLIGATION OF SILICON VALLEY BANK, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND        , WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE BY US, THE ISSUING BANK, AT THE REQUEST OF BENEFICIARY ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT THE BANK'S OFFICE TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT "B" DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY'S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.  ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY TRANSFER IS NOT CONTINGENT UPON APPLICANT'S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM THE BANK'S OFFICE SPECIFIED BELOW. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION:  GLOBAL FINANCIAL SERVICES  STANDBY LETTER OF CREDIT DEPARTMENT (THE "BANK'S OFFICE"). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION (IT NEED NOT TRANSMIT THE LETTER OF CREDIT). IT MAY DO SO IN LIEU OF PRESENTING THE PHYSICAL DOCUMENTS OTHERWISE REQUIRED FOR PRESENTATION UNDER THE TERMS OF THIS LETTER OF CREDIT. PROVIDED HOWEVER, SHOULD IT ELECT TO DO SO, EACH SUCH FACSIMILE TRANSMISSION SHALL BE MADE ON A BUSINESS DAY AT FAX NO. (408) 654-6211; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7127 OR (408) 654-7716 OR (408) 654-3035 AND, ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY'S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK'S OFFICE AS DESCRIBED ABOVE. PROVIDED FURTHER, HOWEVER, WE WILL DETERMINE TO HONOR OR DISHONOR ANY SUCH FACSIMILE PRESENTATION PURELY ON THE BASIS OF OUR EXAMINATION OF SUCH FACSIMILE PRESENTATION, AND WILL NOT EXAMINE THE ORIGINALS.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK'S OFFICE ON THE NEXT SUCCEEDING BUSINESS DAY.  PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER AFTER 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK'S OFFICE ON THE SECOND SUCCEEDING BUSINESS DAY.

AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS.  NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP(AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE "UCP"). SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT "G"

1401 OCEAN AVENUE, SANTA MONICA, CALIFORNIA

FORMOFSNDA

[TO BE PROVIDED]

(For Recorder's Use Only)

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (GCCFC 2007-GG9, Loan No. M309991159)

THIS           SUBORDINATION, NONDISTURBANCE, AND                 ATTORNMENT AGREEMENT (this "Agreement") is entered into as of                        2014 (the "Effective Date"), among U.S  BANK  NATIONAL ASSOCIATION, A  NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE  HOLDERS OF  GREENWICH CAPITAL COMMERCIAL FUNDING CORP., COMMERCIAL MORTGAGE TRUST 2007-GG9, COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-GG9 ("Lender"), whose address is c/o Wells Fargo Commercial  Mortgage Servicing, MAC D 1086-120, 555 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202 (Re: GCCFC 2007-GG9; Loan No. M309991159), TRUECAR, INC., a Delaware corporation ("Tenant"), whose address is (Prior to Lease Commencement Date) 120 Broadway, Suite 200, Santa Monica, California 90401, Attention: General Counsel, (After Lease Commencement Date) 1401 Ocean Avenue, Suite 200, Santa Monica, California 90401, Attention: General Counsel, and MANI BROTHERS PORTOFINO PLAZA (DE), LLC, a Delaware limited liability company ("Landlord"), whose address is c/o Mani Brothers Real Estate Group, 9200 West Sunset Boulevard, Suite 555, West Hollywood, California 90069, Attention: Property Manager, with reference to the following facts:

A. Landlord owns the real property known as Portofino Plaza and having a street address of 1401 Ocean Avenue,  Santa Monica, California  90401,  such real property,  including  all buildings, improvements, structures and fixtures located thereon, (all or any portion thereof being referred to herein as the "Landlord's Premises"), as more particularly described on Exhibit A.

B. Greenwich Capital Financial Products, Inc., a Delaware corporation ("Original Lender") made a loan to Landlord in the original principal amount of$31,000,000.00 (the "Loan").

C.To secure the Loan, Landlord encumbered Landlord's Premises by entering into that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of March 1, 2007, in favor of a trustee for the benefit of Original Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Security Instrument") recorded in the applicable land records of Los Angeles County, California.

D. Lender is now the holder of the Security Instrument and has authority to enter into this Agreement.

E.Pursuant to an Office Lease dated as of                  2014 together with any amendments, modifications and renewals approved in writing by Lender to the extent such approval is required by the Security Instrument (the "Lease"), Landlord demised to Tenant a portion of Landlord's Premises ("Tenant's Premises").

F.Lender has been requested by Landlord and Tenant to enter into this Agreement, and Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord's Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

l . Definitions.The following terms shall have the following meanings for purposes of this Agreement:

1.1. "Construction-Related Obligation"  means any obligation of Former Landlord (as hereinafter defined) under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord's Premises, including Tenant's Premises.  "Construction-Related Obligation" shall not include: (a) reconstruction or repair following any fire, casualty or condemnation which occurs after the date of attornment hereunder, but only to the extent of the insurance or condemnation proceeds actually received by Successor Landlord for such reconstruction and repair, less Successor Landlord's actual expenses in administering such proceeds; or (b) day-to-day maintenance and repairs.

1.2. "Foreclosure Event" means (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which Successor Landlord becomes owner of Landlord's Premises; or (c) delivery by Fonner Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Former Landlord's interest in Landlord's Premises in lieu of any of the foregoing.

1.3. "Former Landlord" means Landlord and/or any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4."Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from acts or omissions of Former Landlord and/or from Former Landlord's breach or default under the Lease.

1.5. "Rent" means any fixed rent, base rent or additional rent under the Lease.

1.6."Successor Landlord" means any party that becomes owner of Landlord's Premises as the result of a Foreclosure Event.

1.7."Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction in each case arising (whether under the Lease or under applicable law) from Former Landlord's breach or default under the Lease.

2.Subordination.  The Lease, and all right, title and interest of the Tenant thereunder and of the Tenant to and in the Landlord's Premises, are, shall be, and shall at all times remain, subject and subordinate to the Security Instrument, the lien imposed by the Security Instrument, and all advances made under the Security Instrument.

3.Payment to Lender.  In the event Tenant receives written notice (the "Rent Payment Notice") from Lender or from a receiver for the Landlord's Premises that there has been a default under the Security Instrument and that rentals due under the Lease are to be paid to Lender or to the receiver (whether pursuant to the terms of the Security Instrument or of that certain Assignment of Rents and Leases executed by Landlord as additional security for the Loan), Tenant shall pay to Lender or to the receiver, or shall pay in accordance with the directions of Lender or of the receiver, all Rent and other monies due or to become due to Landlord under the Lease, notwithstanding any contrary instruction, direction or assertion of Former Landlord.  Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments. The delivery by Lender or the receiver to Tenant of a Rent Payment Notice, or Tenant's compliance therewith, shall not be deemed to:  (i) cause Lender to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by the applicable Landlord unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the applicable Former Landlord of any obligations under the Lease. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant's compliance with a Rent Payment Notice shall not be deemed to violate the Lease. Tenant shall be entitled to full credit under the Lease for any Rent paid to Lender pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Former Landlord.

4.Nondisturbance, Recognition and Attornment.

4.1. No Exercise of Security Instrument Remedies against Tenant.  So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord and (ii)  there is no existing default under or breach of the Lease by Tenant that has continued beyond applicable cure periods (an "Event of Default"), Lender shall not name or join Tenant as a defendant in any exercise of Lender's rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Former Landlord or prosecuting such rights and remedies. In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise diminish or interfere with Tenant's rights under the Lease or this Agreement in such action.

4.2. Nondisturbance and Attornment.  So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord, (ii) an Event of Default has not occurred, and (iii) no condition exists which would cause or entitle Former Landlord to terminate the Lease on its terms, or to dispossess the Tenant that would not be an Event of Default, then, if and when Successor Landlord takes title to Landlord's Premises: (a) Successor Landlord shall not terminate or disturb Tenant's possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (e) Successor Landlord shall have all the rights and remedies of the landlord under the Lease, including, without limitation, rights or remedies arising by reason of any Event of Default by Tenant under the Lease, whether occurring before or after the Successor Landlord takes title to the Landlord's Premises.

4.3.   Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Security Instrument, neither Lender nor Successor Landlord shall be liable for or bound by any of the following matters:

a.Claims against Former Landlord.  Any Offset Right or Termination Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment, provided, however, Tenant shall have Offset Rights (i) on account of the Rent Credit set forth in Section 3.2 of the Lease, (ii) on account of the Rent Abatement set forth in Section 6.6 of the Lease, (iii) pursuant to Section 3.4 of Exhibit "B" to the Lease in an amount not to exceed $1,460,557.30 on account of the Improvement Allowance set forth in Section 3.2 of Exhibit "B" to the Lease, and (iv) on account of the rent credits set forth in Section 2.8.6 of the Lease, and Tenant shall have a Termination Right as set forth in Section 11.4 of the Lease. The foregoing shall not limit Tenant's right to exercise against Successor Landlord any Offset Right or Termination Right otherwise available to Tenant because of events occurring (v) before the date of attornment that are non-monetary in their genesis of which Tenant has timely given Lender a copy of the Default Notice set forth in Section 5.1 below and are continuing, and (vi) after the date of attornment.

b. Construction-Related Obligations.Any Construction-Related Obligation of Former Landlord subject to Tenant's Offset Rights described in Section 4.3(a)(iii) above.

c.Prepayments. Any payment of Rent that Tenant may have made to Former Landlord for more than the current month other than the prepayment of the first installment of Base Rent as required under the Lease.

d.Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender or to Successor Landlord.

e. Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender's written consent, except for any modification or amendment to reflect the exercise of the Tenant's rights under the Lease (such an expansion of tenant's Premises).

f. Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed between Former Landlord and Tenant, unless (i) effected unilaterally by Tenant pursuant to the terms of the Lease or (ii) effected unilaterally by Landlord due to a default by Tenant under the terms of the Lease or pursuant to the Casualty or Taking (as such terms are defined in the Lease) provisions of the Lease.

g. Partial Lease Assignment.  Any assignment of one or more provisions of the Lease or the beneficial interest therein not constituting the whole of the Lease.

h. Covenants.  Any covenants or obligations of or applicable to Former Landlord to the extent they apply to or affect any property other than Landlord's Premises.

5. Lender's Right to Cure.

5.1. Notice to Lender.  Copies of all notices and other communications given by Tenant to Former Landlord of a breach of or default under the Lease by Former Landlord shall also be simultaneously provided to Lender.  Notwithstanding anything to the contrary in the Lease or this Agreement or the Security Instrument, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Former  Landlord  giving  rise to  same  (the  "Default Notice") and,  thereafter,  the opportunity to cure such breach or default as provided for below.

5.2. Lender's Cure Period. After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Former Landlord under the Lease in which to cure the breach or default by Former Landlord, or, in the event that such cure cannot be completed within such cure period, Lender shall have such reasonable period of time as is required to diligently prosecute such cure to its completion.  Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Former Landlord.

6. Exculpation of Successor Landlord.  Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liabilities under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in Landlord's Premises from time to time, including insurance and condemnation proceeds (except to the extent reinvested in the Landlord's Premises), Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of Landlord's Premises by Successor Landlord (collectively, "Successor Landlord's Interest").  Tenant shall look exclusively  to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment  against Successor  Landlord  with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

7.Miscellaneous.

7.1.Notices.   All  notices  or  other  communications required  or  permitted  under  this Agreement shall be in writing and given by personal delivery or by nationally recognized overnight  courier service that regularly maintains  records of items delivered.  Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph.  Notices shall be effective upon delivery if sent by personal delivery and the next business day after being sent by overnight courier service.

7.2.Successors and Assigns.   This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  Upon assignment of the Security Instrument by Lender, all liability of the Lender/assignor shall terminate.

7.3.Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant and Landlord regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant, Lender and Landlord as to the subject matter of this Agreement.

7.4.Interaction with Lease and with Security Instrument.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Security Instrument.  Lender confirms  that Lender has consented to Landlord's entering into the Lease.

7.5.Lender's Rights and Obligations.

a.Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

b.Neither this Agreement, the Security Instrument or any of the related loan documents, nor the Lease shall, prior to any acquisition of Landlord's Premises by Lender, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Landlord's Premises upon the Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms or conditions  of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Landlord's Premises by any party whatsoever, or for dangerous or defective conditions of the Landlord's Premises, or for any negligence in the management, upkeep, repair or control of the Landlord's Premises, which may result in loss, injury or death to Tenant, or to any tenant, licensee, invitee, guest, employee, agent or stranger.

c.Lender may assign to any person or entity its interest under the Security Instrument and/or the related loan documents, without notice to, the consent of, or assumption of any liability to, any other party hereto. In the event Lender becomes the Successor Landlord, Lender may assign to any other party its interest as the Successor Landlord without the consent of any other party hereto.

7.6.Landlord's Rights and Obligations.  Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease, including upon the occurrence of an Event of Default by Tenant under the Lease. This Agreement shall not alter, waive or diminish any of Landlord's obligations under the Security Instrument, any of the related loan documents, or the Lease.

7.7.Option or Right to Purchase Landlord's Premises or the Loan. Notwithstanding any other provision contained herein, this Agreement does not constitute an agreement by nor a consent of Lender to any provision whatsoever in the Lease allowing or providing for any right or option to Tenant, any affiliate of Tenant or any successor or assignee of Tenant to purchase, in whole or in part, either Landlord's Premises or the Loan or any of the instruments or documents evidencing the Loan or securing payment of the Loan and neither Lender nor any assignee of or successor to Lender shall be bound in any way by any such right or option.

7.8.Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the state where the Landlord's Premises are located, excluding its principles of conflict of laws.

7.9.Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the parties hereto.

7.10.Due Authorization. Each party represents that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.11.Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.12.Attorneys' Fees. All costs and attorneys' fees incurred in the enforcement hereof shall be paid by the non-prevailing party.

7.13.Headings.  The headings in this Agreement are intended to be for convenience of reference only, and shall not define the scope, extent or intent or otherwise affect the meaning of any portion hereof.

7.14.WAIVER OF JURY TRIAL. THE LENDER, THE TENANT AND THE LANDLORD EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL  CONSIDERATION  AND  AN  OPPORTUNITY  TO  SEEK  LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT  OF  ANY  LITIGATION  ARISING  OUT  OF  OR  IN  ANY  WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY OTHER  DOCUMENTS  EXECUTED  IN  CONJUNCTION  HEREWITH,  ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE LANDLORD'S PREMISES, OR  ANY  COURSE  OF  CONDUCT,  COURSE  OF  DEALING, STATEMENTS  (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LANDLORD,  TENANT OR LENDER.   THIS PROVISION IS A MATERIAL INDUCEMENT  FOR  THE  LENDER  TO  ENTER  INTO  THIS AGREEMENT. LENDER,  LANDLORD  AND  TENANT  AGREE  THAT  THIS  PARAGRAPH CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY WITHIN THE MEANING OF  CALIFORNIA  CODE OF CIVIL PROCEDURE SECTION 631(D)(2),  AND  EACH  PARTY  HEREBY  AUTHORIZES  AND EMPOWERS THE OTHER PARTY TO FILE THIS PARAGRAPH AND/OR THIS AGREEMENT, AS REQUIRED, WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A WRITTEN CONSENT TO WAIVER OF JURY TRIAL. IF THE WAIVER SET FORTH IN THIS SECTION IS DETERMINED BY ANY COURT TO BE INVALID BECAUSE IT WAS EXECUTED PRIOR TO THE COMMENCEMENT  OF  ANY  ACTION,  THEN  LENDER,  LANDLORD AND TENANT EACH COVENANT AND AGREE TO EXECUTE AND DELIVER TO THE OTHER, WITHIN FIVE (5) DAYS OF A WRITTEN REQUEST BY THE OTHER, A WAIVER OF THE RIGHT TO TRIAL BY JURY SIMILAR IN TERMS AND SCOPE TO THE WAIVER SET FORTH IN TH1S SECTION AT SUCH TIME FOLLOWING THE COMMENCEMENT OF SUCH ACTION AS SUCH WAIVER, IF THEN MADE, WOULD BE VALID.

(REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender, Tenant and

Landlord as of the Effective Date.

LENDER:

U.S BANK NATIONAL ASSOCIATION, A  NATIONAL BANKING ASSOCIATION ORGANIZED  AND  EXISTING  UNDER   THE LAWS OF THE UNITED STATES OF AMERICA, NOT  IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE HOLDERS OF GREENWICH CAPITAL COMMERCIAL  FUNDING CORP., COMMERCIAL MORTGAGE TRUST 2007-GG9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG9

By:	LNR Partners, LLC, a Florida limited liability company, its attorney in fact

By:
Name:

Title:

STATE OF FLORIDA                  )

                                                        )

COUNTY OF MIAMI-DADE      )

The foregoing instrument was acknowledged before me this     day of      , 20_, by             as                      of LNR Partners,  LLC, a Florida limited liability company,  as attorney-in-fact for U.S BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITES STAES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE  FOR THE HOLDERS  OF G REENWICH CAPITAL  COMMERCIAL FUNDING CORP., COMMERCIAL MORTGAGE TRUST 2007-GG9, COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-GG9, on behalf of the trust. He is personally known to me or has produced a driver's license as identification.

NOTARY PUBLIC, STATE OF FLORIDA

Print or Stamp Name of Notary

My Commission Expires:                                   [Notarial Seal]

TENANT:

TRUECAR, INC., a Delaware corporation
By

Na me

Title

State of California      )

                                   )

County of                     ,

On                    , 20   , before me

                                 , insert name of notary)

Notary Public, personally appeared                                                  , who proved to me on the basis of satisfactory evidence to be the person( ) who e name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/ heir signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the jJ1Strument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and com ct.

WITNESS my hand and official seal.

Signature

(Seal)

LANDLORD:

MANI BROTHERS PORTOFINO PLAZA (DE), LLC, a Delaware limited liability company

By:	MB Portofino Holdings, LLC, a California limited liability company, its Sole Member

By:	Mani Brothers Portofino Plaza, LLC a California limited liability company its Sole Member

By:
Name:
Title:

State of California            )

                                         )

County of                          )

On                     20    , before me>

(insert name of notary)

Notary Public, personally appeared                                                  , who proved to me on the basis of.satisfaotory evidence to be the person(s) whose name(s) is/are subscribed to the within instrume11t and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), aqd that by his/her/their signature( ) on the instrument the person(s), or the entity upon behalf 6f which the pe[son(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my band and official seal.

Signature                                                        (Seal)

EXHIBIT A

LEGAL DESCRIPTION

THE LAND SITUATED IN THE CITY OF SANTA MONICA, COUNTY Of LOS ANGELES, STATE OF CALIFORNIA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A

LOTS "W" .A.ND ''X" IN BLOCK l73 OF THE TOWN OF SANTA MONICA, IN THE CITY OF SANTA MONICA, AS PER MAP RECORDED IN BOOK 3 PAGE 80, ET SEQ. AND IN BOOK 39, PAGE 45 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. EXCEPT THEREFROM THE SOUTHEASTERLY 10 FEET OF THE SOUTHWESTERLY 123 FEET OF LOT "W." ALSO EXCEPT THEREFROM ALL MINERALS AND OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND BELOW A DEPTH OF 500 FEET, WITHOUT TI-IE RIGHT OF SURFACE ENTRY, AS RESERVED BY ATLANTIC RICHFIELD COMPANY, IN DEED RECORDED NOVEMBER 30, 1976 AS INSTRUMENT NO. 5131, IN BOOK 07336 PAGE 680 OFFICIAL RECORDS.

PARCEL B:

LOT "Y'' AND THE SOUTHEASTERLY l 0 FEET OF THE SOUTHWESTERLY 123 FEET OF LOT ''W" IN BLOCK 173 OF THE TO\VN OF SANTA MONICA, IN THE CITY OF SANTA MON1CA, AS PER MAP RECORDED IN BOOK 3 PAGES 80 AND 81 IN BOOK 39

PAGE 45, ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY

RECORDER OF SAID COUNTY.

AP'N: 4291...015-030